OMB APPROVAL
OMB Number: 3235-0070 Expires: January 31, 2008 Estimated average burden hours per response 192.00

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant              ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

AROTECH CORPORATION
(Exact Name of Registrant as Specified in Charter)
Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing..

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.

(3)  Filing Party:

(4)  Date Filed:

SEC 1913 (01-07)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

                                                                            Arotech Corporation

1229 Oak Valley Drive
Ann Arbor, Michigan 48108
Tel:  (800) 281-0356   Fax:  (734) 761-5368
http://www.arotech.com
Nasdaq: ARTX
Robert S. Ehrlich
Chairman and Chief Executive Officer

August 27, 2007

Dear Stockholder:

It is our pleasure to invite you to the 2007 Annual Meeting of Stockholders of Arotech Corporation, a Delaware corporation, to be held at 10:00 a.m. local time on Monday, October 15, 2007 at the offices of Lowenstein Sandler P.C., 1251 Avenue of the Americas, 18th Floor, New York, New York.

This year, we are one of the first companies to take advantage of new SEC rules enabling us to distribute our proxy materials primarily over the Internet. We believe that this method of distribution will encourage more stockholders to vote their proxies, will reduce the environmental impact of mass distribution of paper proxy materials, and will substantially reduce our costs of distribution. If you wish to receive a paper or e-mail copy of the proxy materials, you may do so in accordance with the procedures set forth in the Notice of Internet Availability of Proxy Materials. However, if you do decide that you want a paper copy of these proxy materials, we urge you to simply print a copy from off of the Internet (available at http://www.voteproxy.com) rather than having your company incur the additional costs of printing and mailing.

Whether or not you plan to attend and regardless of the number of shares you own, it is important that your shares be represented at the meeting. You are accordingly urged to carefully review the proxy materials available to you on the Internet and to vote electronically through the Internet or by telephone, all in accordance with the procedures set forth in the Notice of Internet Availability of Proxy Materials, in order to ensure your representation and the presence of a quorum at the annual meeting. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so if you hold you shares in your own name. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Sincerely,
Robert S. Ehrlich
Chairman of the Board of Directors

QUESTIONS AND ANSWERS

Although we encourage you to read the proxy statement in its entirety, we include these Questions and Answers to provide background information and brief answers to several questions that you may have about the Annual Meeting.

Q.	What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the following proposals:

1.
To expand the size of the Board of Directors to nine; to fix the number of Class III directors at three and to elect three Class III directors for a three-year term ending in 2010 and continuing until their successors are duly elected and qualified; and to fix the number of Class I directors at three and to elect one additional Class I director for a two-year term ending in 2009 and continuing until his successor is duly elected and qualified (beginning on page 2);

2.	To consider and act upon a proposal to approve and adopt the 2007 Non-Employee Director Equity Compensation Plan (beginning on page 6); and

3.	To act upon all other business that may properly come before the meeting or any postponements or adjournments thereof.

Q.	Why have I received a Notice of Internet Availability of Proxy Materials?

This year, we are one of the first companies to take advantage of new SEC rules enabling us to distribute our proxy materials primarily over the Internet. We believe that this method of distribution will encourage more stockholders to vote their proxies, will reduce the environmental impact of mass distribution of paper proxy materials, and will substantially reduce our costs of distribution. You will not receive a printed copy of our proxy materials unless you specifically request one. If you wish to receive a paper or e-mail copy of the proxy materials, you may do so in accordance with the procedures set forth in the Notice of Internet Availability of Proxy Materials. However, if you do decide that you want a paper copy of these proxy materials, we urge you to simply print a copy from off of the Internet rather than having your company incur the additional costs of printing and mailing.

Q.	Why is Arotech seeking stockholder approval for the first proposal?

A.
Our certificate of incorporation and by-laws provide for a Board of three or more directors, composed of three classes of similar size. The number of directors is currently set at seven. The members of each class are elected in different years, so that only one-third of the Board is elected in any single year.

Our Nominating Committee has identified two additional individuals who we believe would enhance our Board of Directors. Accordingly, we are submitting to our shareholders a proposal to expand the Board of Directors to nine, placing one of the new directors in each of the two classes that have only two directors at present, so that after this election each class will have three directors.

Under Delaware law, directors of a corporation are elected by the stockholders, so we are presenting the Board of Directors’ slate of directors for election by the stockholders.

Q.	Why is Arotech seeking stockholder approval for the second proposal?

A.
We believe that stock-based awards are a key component to our ability to retain and attract high quality directors to manage our business and affairs. Since the plan we had in place for our non-employee directors has expired, we are submitting this proposal for the adoption of a new plan, which will enable awards of restricted stock.

        Q&A-1

Q.	What shares can I vote?

A.
All shares of our common stock owned by you as of the close of business on the record date, August 17, 2007, may be voted by you. These shares include (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner through a stockbroker, bank or other nominee. Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.
Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares over the Internet or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

Q.	How can I vote my shares in person at the Annual Meeting?

A.
Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you wish to vote your shares at the Annual Meeting, please bring the Notice of Internet Availability of Proxy Materials that you received, as well as proof of identification.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held beneficially in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q.	What vote is required to approve each proposal?

A.	Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business.

With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

        Q&A-2

With respect to the second proposal (adoption of the 2007 Non-Employee Director Equity Compensation Plan), pursuant to our by-laws the affirmative vote of a majority of the total votes cast on this proposal, in person or by proxy, is required to approve the proposal. As a result, abstentions will have the same practical effect as a negative vote on this proposal, and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

Q.	What are “broker non-votes”?

A.
Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange, such as the election of directors and the adoption of the increase in authorized shares of common stock. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.” The effect of broker non-votes on each of the three proposals that will be considered at the Annual Meeting is described above and in our proxy statement.

We believe that the proposal for the election of directors is considered to be a “routine” matter, and hence we do not expect that there will be a significant number of broker non-votes on these proposals. We believe that the proposal to adopt the 2007 Non-Employee Director Equity Compensation Plan is not a “routine” matter, and hence there may be a significant number of broker non-votes on this proposal.

Q.	Where can I find the voting results of the meeting?

A.	We will announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K to be filed by us with the SEC by Friday, October 19, 2007, by 5:30 p.m. e.d.t.

Q.	Who will count the votes?

A.	An attorney with Lowenstein Sandler P.C., our outside counsel, will tabulate the votes and act as the inspector of election.

Q.	Who will bear the costs of this solicitation?

A.
Our Board of Directors is making this solicitation, and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials over the Internet, however, you are responsible for Internet access charges you may incur. The solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q.	What should I do now?

A.
You should read this proxy statement carefully and promptly submit your proxy card or vote by telephone or the Internet as provided on the proxy card to ensure that your vote is counted at the Annual Meeting.

Q.	How do I vote if I hold shares directly?

A.
You may vote your shares by attending the Annual Meeting in person and completing a ballot or returning your validly executed proxy card at the meeting. The Annual Meeting will begin promptly at 10:00 a.m. local time on Monday, October 15, 2007 at the offices of Lowenstein Sandler P.C., 1251 Avenue of the Americas, 18th Floor, New York, New York. Attendance at the Annual Meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to a

        Q&A-3

tend the Annual Meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the Annual Meeting.

If you do not want to attend the Annual Meeting and you hold your shares directly, you may vote by granting a proxy. To grant a proxy, vote over the Internet or by telephone as instructed in the Notice of Availability of Proxy Materials, or mail a signed proxy card, as soon as possible so that your shares may be represented at the Annual Meeting. Votes over the Internet or by telephone must be received by 11:59 p.m. e.d.t. on October 14, 2007 in order to be counted.

Q.	How do I vote if I hold shares in street name?

A.
If you do not want to attend the Annual Meeting and hold your shares in a stock brokerage account or if your shares are held by a bank or nominee (i.e., in “street name”), you must provide your broker with directions on how to vote your shares. Your broker will provide you with instructions regarding how to direct your broker to vote your shares. It is important to follow these instructions carefully to ensure your shares are represented at the Annual Meeting. If you do not provide directions to your broker, your shares will not be voted at the Annual Meeting.

If you want to attend the Annual Meeting and hold your shares in street name, you must obtain a signed proxy card from your broker, bank or other nominee acting as record holder that gives you the right to vote the shares. Your broker will provide you with instructions regarding how to obtain a signed proxy card from the bank or other nominee acting as record holder in order to enable you to vote your shares in person at the Annual Meeting.

Q.	What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

A.	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q.	How can I change my vote after I have mailed my proxy card?

A.
If you are a holder of record, you may generally change your vote by delivering a later-dated proxy or written notice of revocation to our Corporate Secretary before the Annual Meeting, or by attending the Annual Meeting and voting in person. If your shares are held in “street name” by your broker, you must follow the instructions received from your broker regarding how to change your vote.

        Q&A-4

1229 Oak Valley Drive Ann Arbor, Michigan 48108

ANNUAL MEETING OF THE STOCKHOLDERS
OF AROTECH CORPORATION
TO BE HELD ON OCTOBER 15, 2007

__________________
PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the Board of Directors of Arotech Corporation, for use at our Annual Meeting of Stockholders and any postponements and adjournments thereof. The meeting is to be held at the offices of Lowenstein Sandler P.C., 1251 Avenue of the Americas, 18th Floor, New York, New York, on Monday, October 15, 2007 at 10:00 a.m. local time, and thereafter as it may be postponed or adjourned from time to time, for the purposes described in the accompanying Notice of Annual Meeting of Stockholders.

Stockholders of record at the close of business on August 17, 2007 will be entitled to vote at the annual meeting. As of August 17, 2007, there were 12,913,701 shares of our common stock outstanding held of record by 318 record stockholders. Each holder of common stock is entitled to one vote per share on each matter that comes before the annual meeting.

This proxy statement and the enclosed form of proxy will be available on the Internet to you commencing on or about August 27, 2007. We are also providing Internet access to our annual report for the fiscal year ended December 31, 2006 to our stockholders along with this proxy statement.

Voting Procedures and Vote Required

Proxies that are properly marked, dated, and signed, or submitted electronically via the Internet or by telephone by following the instructions on the proxy card, and not revoked will be voted at the annual meeting in accordance with any indicated directions. If no direction is indicated, proxies will be voted FOR expanding the size of the Board of Directors to nine, fixing the number of Class III directors at three, fixing the number of Class I directors at three, and the election of the nominees for director set forth below; FOR the proposal to approve and adopt the 2007 Non-Employee Director Equity Compensation Plan; and IN THE DISCRETION OF THE HOLDERS OF THE PROXIES with respect to any other business that properly comes before the annual meeting and all matters relating to the conduct of the annual meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as voting with respect to that matter. We believe that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

You may revoke your proxy at any time before it is voted by delivering to the Secretary of our company a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked (including a proxy voted over the Internet or by telephone). Any record stockholder attending the annual meeting in person may revoke his or her proxy and vote his or her shares at the annual meeting.

Votes cast by proxy or in person at the annual meeting will be tabulated by the Inspector of Elections, with the assistance of our transfer agent. The Inspector of Elections will also determine whether or not a quorum is present at the annual meeting. The presence of a quorum is required to transact the business proposed to be transacted at the annual meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes (as defined above) will be counted for purposes of determining the presence or absence of a quorum.

With respect to the first proposal, directors will be elected by a plurality of the votes cast by the holders of our common stock voting in person or by proxy at the annual meeting. Abstentions and broker non-votes will have no effect on the vote for election of directors.

With respect to the second proposal, pursuant to our by-laws approving and adopting the 2007 Non-Employee Director Equity Compensation Plan will require the affirmative vote of a majority of the total votes cast on this proposal, in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum; abstentions will have the same practical effect as a negative vote on this proposal, and broker non-votes will not have any effect on the outcome of this proposal.

The solicitation of proxies will be conducted over the Internet and by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the annual meeting to beneficial owners of our common stock. We have hired Broadridge Financial Solutions, Inc. to assist us in providing Internet access and in the distribution of notices and of proxy materials. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

We are not aware of any matters other than those described in this proxy statement that will be acted upon at the annual meeting. In the event that any other matters do come before the annual meeting for a stockholder vote, the persons named as proxies in the form of proxy being delivered to you along with this proxy statement will vote in accordance with their best judgment on those matters.

At least ten days before the annual meeting, we will make a complete list of the stockholders entitled to vote at the meeting open to the examination of any stockholder for any purpose germane to the annual meeting. The list will be open for inspection during ordinary business hours at our principal executive offices, which are located at 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, and will also be made available to stockholders present at the annual meeting.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Our certificate of incorporation and by-laws provide for a Board of three or more directors, composed of three classes of similar size. The number of directors is currently set at seven. The members of each class are elected in different years, so that only about one-third of the Board is elected in any single year. As indicated below, we currently have two directors in Class I (with a term of office expiring in

2009), three directors in Class II (with a term of office expiring in 2008), and two directors in Class III (with a term of office expiring this year).

Our Nominating Committee has identified two additional individuals who we believe would enhance our Board of Directors, Accordingly, at the annual meeting, we will consider a proposal to expand the size of our Board of Directors from seven to nine in order to make room for these individuals, placing one of the new directors in each of the two classes that have only two directors at present, so that after this election each class will have three directors. We are therefore proposing the election of three Class IIII directors for three-year terms that expire in 2010, and one additional Class I director for a two-year term that expires in 2009. Unless instructions are given to the contrary, each of the persons named as proxies will vote the shares to which each proxy relates FOR the election of each of the nominees listed below, for a term of three years expiring at the annual meeting of stockholders to be held in 2010, in the case of Messrs. Ehrlich, Borey and Sloyer, and for a term of two years expiring at the annual meeting of stockholders to be held in 2009, in the case of Mr. Marrus, and until the nominee’s successor is duly elected and qualified or until the nominee’s earlier death, removal or resignation. Two of the nominees named below are presently serving as directors, and all four of them are anticipated to be available for election and able to a serve. However, if they should become unavailable, the proxy will be voted for substitute nominee(s) designated by the Board. The four nominees who receive the greatest number of votes properly cast for the election of directors will be elected.

Dr. Eastman and Mr. Esses are designated as Class I directors. Their term expires in 2009. Messrs. Rosenfeld and Miller and Prof. Jones are designated as Class II directors. Their term expires in 2008. Messrs. Ehrlich and Borey are designated as Class III directors. Their term expires in 2007. Messrs. Sloyer and Marrus are not currently directors.

Messrs. Ehrlich, Borey and Sloyer are nominees for Class III director, with a term expiring in 2010. Mr. Marrus is a nominee for Class I director, with a term expiring in 2009.

The following table contains information concerning the nominees for directors and the other incumbent directors:

Name	Age	Position with Arotech	Class	Director Since
Dr. Jay M. Eastman(2)(4)	59	Director	I	October 1993
Steven Esses(3)	43	President, Chief Operating Officer and Director	I	August 2002
Michael Marrus	44	Director Nominee	I	–
Jack E. Rosenfeld(1)(2)(4)	69	Director	II	October 1993
Lawrence M. Miller(1)(3)(4)	61	Director	II	November 1996
Prof. Seymour Jones	76	Director	II	August 2005
Robert S. Ehrlich (3)	69	Chairman of the Board and Chief Executive Officer	III	May 1991
Edward J. Borey(2)(3)	57	Director	III	December 2003
Elliot Sloyer	43	Director Nominee	III	–

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Executive and Finance Committee.
(4)	Member of the Nominating Committee.

Nominees for Election as Class III Directors

Robert S. Ehrlich has been our Chairman of the Board since January 1993 and our President and Chief Executive Officer since October 2002. In December 2005, Mr. Ehrlich ceased to hold the title of President. From May 1991 until January 1993, Mr. Ehrlich was our Vice Chairman of the Board, from May 1991 until October 2002 he was our Chief Financial Officer, and from October 2002 until December 2005, Mr. Ehrlich also held the title of President. Mr. Ehrlich was a director of Eldat, Ltd., an Israeli manufacturer of electronic shelf labels, from June 1999 to August 2003. From 1987 to June 2003, Mr. Ehrlich served as a director of PSC Inc. (“PSCX”), a manufacturer and marketer of laser diode bar code scanners, and, between April 1997 and June 2003, Mr. Ehrlich was the chairman of the board of PSCX. PSCX filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in November 2002. Mr. Ehrlich received a B.S. and J.D. from Columbia University in New York, New York.

Edward J. Borey has served as a director since December 2003. From July 2004 until October 2006, Mr. Borey served as Chairman and Chief Executive Officer of WatchGuard Technologies, Inc., a leading provider of network security solutions (NasdaqGM: WGRD). From December 2000 to September 2003, Mr. Borey served as President, Chief Executive Officer and a director of PSCX. PSCX filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in November 2002. Prior to joining PSCX, Mr. Borey was President and CEO of TranSenda (May 2000 to December 2000). Previously, Mr. Borey held senior positions in the automated data collection industry. At Intermec Technologies Corporation (1995-1999), he was Executive Vice President and Chief Operating Officer and also Senior Vice President/General Manager of the Intermec Media subsidiary. Mr. Borey holds a B.S. in Economics from the State University of New York, College of Oswego; an M.A. in Public Administration from the University of Oklahoma; and an M.B.A. in Finance from Santa Clara University.

Elliot Sloyer is a nominee for a position as a Class III director. Mr. Sloyer is a Managing Member of WestLane Capital Management LLC, which he founded in 2005. From 1992 until 2005, Mr. Sloyer was a founder and Managing Director of Harbor Capital Management LLC, which managed convertible arbitrage portfolios. Mr. Sloyer is active in community organizations and currently serves on the investment committee of a charitable organization. Mr. Sloyer has a B.A. from New York University.

Nominee for Election as a Class I Director

Michael E. Marrus is a nominee for a position as a Class I director. Mr. Marrus is a Managing Director of C. E. Unterberg, Towbin, an investment banking firm that was recently acquired by Collins Stewart plc, a London based corporate broker traded on the London Stock Exchange. Prior to joining Unterberg, Towbin in 1998, Mr. Marrus was a Principal and founding member of Fieldstone Private Capital Group, an investment banking firm specializing in corporate, project and structured finance. Previously, he was employed at Bankers Trust Company, initially in the Private Equity and Merchant Banking Groups and subsequently in BT Securities, the securities affiliate of Bankers Trust. Mr. Marrus has an A.B. from Brown University and an M.B.A. from the Graduate School of Business, University of Chicago.

Class I Directors

Dr. Jay M. Eastman has been one of our directors since October 1993. Since November 1991, Dr. Eastman has served as President and Chief Executive Officer of Lucid, Inc., which is developing laser technology applications for medical diagnosis and treatment. Dr. Eastman served as Senior Vice President of Strategic Planning of PSCX from December 1995 through October 1997. PSCX filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in November 2002. Dr. Eastman is also a director of Dimension Technologies, Inc., a developer and manufacturer of 3D displays for computer and video displays. From 1981 until January 1983, Dr. Eastman was Director of the University of Rochester’s Laboratory for Laser Energetics, where he was a member of the staff from September 1975 to 1981. Dr. Eastman holds a B.S. and a Ph.D. in Optics from the University of Rochester in New York.

Steven Esses has been a director since July 2002, our Executive Vice President since January 2003, our Chief Operating Officer since February 2003 and our President since December 2005. From 2000 until 2002, Mr. Esses was a principal with Stillwater Capital Partners, Inc., a New York-based investment research and advisory company (hedge fund) specializing in alternative investment strategies.

During this time, Mr. Esses also acted as an independent consultant to new and existing businesses in the areas of finance and business development. From 1995 to 2000, Mr. Esses founded Dunkin’ Donuts in Israel and held the position of Managing Director and CEO. Prior thereto, he was Director of Retail Jewelry Franchises with Hamilton Jewelry, and before that he served as Executive Director of Operations for the Conway Organization, a major off-price retailer with 17 locations.

Class II Directors

Jack E. Rosenfeld has been one of our directors since October 1993. Mr. Rosenfeld was President and Chief Executive Officer of Potpourri Group Inc. (“Potpourri”), a specialty catalog direct marketer, from April 1998 until June 2003; from June 2003 until February 2005, Mr. Rosenfeld served as Chairman of Potpourri’s Board of Directors and as its CEO, and since February 2005, Mr. Rosenfeld has been Executive Chairman of the Potpourri Board of Directors. Mr. Rosenfeld was President and Chief Executive Officer of Hanover Direct, Inc., formerly Horn & Hardart Co., which operates a direct mail marketing business, from September 1990 until December 1995, and had been President and Chief Executive Officer of its direct marketing subsidiary, from May 1988 until September 1990. Mr. Rosenfeld holds a B.A. from Cornell University in Ithaca, New York and an LL.B. from Harvard University in Cambridge, Massachusetts.

Lawrence M. Miller has been one of our directors since November 1996. Mr. Miller has been a senior partner in the Washington D.C. law firm of Schwartz, Woods and Miller since 1990. He served from August 1993 through May 1996 as a member of the Board of Directors of The Phoenix Resource Companies, Inc., a publicly traded energy exploration and production company, and as a member of the Audit and Compensation Committee of that board. That company was merged into Apache Corporation in May 1996. Mr. Miller holds a B.A. from Dickinson College in Carlisle, Pennsylvania and a J.D. with honors from George Washington University in Washington, D.C. He is a member of the District of Columbia bar.

Seymour Jones was elected to the Board of Directors in August 2005. Mr. Jones is a clinical professor of accounting at New York University Stern School of Business. Professor Jones teaches courses in accounting, tax, forensic accounting and legal aspects of entrepreneurism. He is also the Associate Director of Ross Institute of Accounting Research at Stern School of Business. Professor Jones has been with NYU Stern for ten years. His primary research areas include audit committees, auditing, entrepreneurship, financial reporting, and fraud. Professor Jones has been principal author of numerous books including Conflict of Interest, The Cooper & Lybrand Guide to Growing Your Business, The Emerging Business and The Bankers Guide to Audit Reports and Financial Statements. Before joining NYU Stern, Professor Jones was senior partner at Coopers & Lybrand and S.D. Leidesdorf & Co. Professor Jones is a certified public accountant in New York State. Professor Jones received a B.A. in economics from City College, City University of New York, and an M.B.A. from NYU Stern.

Vote Required

Directors will be elected by a plurality of the votes cast by the holders of our common stock voting in person or by proxy at the annual meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the vote for election of directors.

The Board of Directors Recommends a Vote FOR Expanding the Size of the Board
of Directors to Nine, Fixing the Number of Class III Directors at Three,
Fixing the Number of Class I Directors at Three and FOR Election
of the Class III Nominees and the Class I Nominee Described Above

PROPOSAL NUMBER 2

APPROVAL OF THE 2007 NON-EMPLOYEE
DIRECTOR EQUITY COMPENSATION PLAN

General

On July 30, 2007, the Board of Directors adopted the 2007 Non-Employee Director Equity Compensation Plan (the “2007 Plan”), subject to the approval of the stockholders of Arotech.

We believe that stock-based awards are a key component to our ability to retain and attract high quality directors to manage our business and affairs. The 2007 Plan is intended to advance our interests by enhancing our ability to attract and retain directors who are in a position to make significant contributions to our success and to reward such directors for such contributions through ownership of shares of our common stock.

Description of the 2007 Non-Employee Director Equity Compensation Plan

The following description of the principal terms of the 2007 Plan is a summary and is qualified in its entirety by the full text of the plan, which is attached to this Proxy Statement as Annex A hereto.

Administration. The 2007 Plan is administered by the Compensation Committee. The Committee’s responsibilities in respect of this plan include adopting, amending and rescinding rules and regulations for the administration of the 2007 Plan, interpreting the 2007 Plan, deciding any questions and settling all controversies and disputes that may arise in connection with the 2007 Plan. Subject to the limitations of the 2007 Plan and applicable securities laws, the Committee may waive compliance by a non-employee director with any obligation to be performed by him under a grant of restricted stock and waive any condition or provision of a grant of restricted stock. Because the 2007 Plan is a “formula” plan under the Securities Exchange Act of 1934, non-employee directors may be members of the committee administering the 2007 Plan. Accordingly, shares of restricted stock granted to non-employee directors are granted solely under the 2007 Plan and not under our regular stock award plans. Each director who is not an employee of Arotech or any of its subsidiaries will be eligible to receive restricted stock under the 2007 Plan.

Term of 2007 Plan. The 2007 Plan was approved by the Board on July 30, 2007. No restricted stock may be awarded under the 2007 Plan after July 30, 2017, but the 2007 Plan shall continue thereafter while previously awarded restricted stock remains subject to the 2007 Plan.

Shares Subject to 2007 Plan. Subject to adjustments set forth in the 2007 Plan, the aggregate number of shares of common stock available for issuance in connection with grants of restricted stock under the 2007 Plan shall be 750,000, subject to customary adjustments for stock splits, stock dividends or similar transactions. If any restricted stock granted under the 2007 Plan reverts to us, that common stock shall be available for future grants within certain limits under the 2007 Plan.

Terms and Conditions of Restricted Stock. The 2007 Plan provides that non-employee directors will receive an initial grant of a number of restricted shares having a fair market value on the date of grant equal to $25,000, and an annual grant on March 31 of each year beginning with March 31, 2008 of a number of restricted shares having a fair market value on the date of grant equal to $15,000. Additionally, directors holding their positions on the date prior to the date of the approval of the 2007 Plan by our stockholders will receive a special grant in respect of 2007 of a number of restricted shares having a fair market value on the date of grant equal to $15,000. Each grant of restricted stock shall become free of restrictions in three equal installments on each of the first, second and third anniversaries of the grant, unless the director resigns from the Board prior to such vesting. Restrictions lapse automatically in the event of a director being removed for service other than for cause, or being nominated as a director but failing to be elected, or death, disability or mandatory retirement. Furthermore, all restrictions lapse prior to the consummation of a merger or consolidation involving Arotech, any liquidation or dissolution of Arotech, any sale of substantially all of our assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of our then outstanding common stock.

Miscellaneous. Neither adoption of the 2007 Plan nor the grant of restricted stock to an eligible director shall confer upon any person any right to continued status as a director with us or any subsidiary of ours or affect in any way our right to terminate a director relationship at any time or shall affect our right to grant to such director restricted stock or options that are not subject to the 2007 Plan, to issue to such directors common stock as a bonus or otherwise, or to adopt other plans or arrangements under which common stock may be issued to directors.

Federal Income Consequences

Following is a summary of the federal income tax consequences of grants of restricted stock under the 2007 Plan. Recipients of awards granted under the 2007 Plan are advised to consult their personal tax advisors before disposing of any stock received pursuant to the receipt of an award. In addition, the following summary is based upon an analysis of the Internal Revenue Code of 1986, as amended (the “Code”) as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Treatment of Restricted Stock Awards

Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or the Company upon the grant of a restricted stock award. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and the Company generally will be entitled to a corresponding deduction equal to the fair market value of the common stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and the Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

Potential Limitation on Company Deductions

Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards of restricted stock granted in the future under the 2007 Plan, when combined with all other types of compensation received by a covered employee from Arotech, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to awards of restricted stock will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares of restricted stock that may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of “outside directors”; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

Tax Withholding

Arotech, as and when appropriate, shall have the right to require each individual receiving an award of restricted stock to pay any federal, state or local taxes required by law to be withheld.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum; abstentions will have the same practical effect as a negative vote on this proposal, and broker non-votes will not have any effect on the outcome of this proposal.

The Board of Directors Recommends a Vote FOR Adoption of the
2007 Non-Employee Director Equity Compensation Plan.

CORPORATE GOVERNANCE

We operate within a corporate governance plan for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. We monitor developments in the area of corporate governance. The Board has initiated actions consistent with the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission and The Nasdaq Stock Market.

In the fiscal year ending December 31, 2006, the Board held six meetings and acted by unanimous written consent once. All directors attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which such director serves.

As of January 1, 2007, members of the Board of Directors satisfied the applicable independent director requirements of both the Securities and Exchange Commission and Rule 4200 of The Nasdaq Stock Market. Our non-management directors meet regularly in executive session separate from management.

It is our policy that each of our directors is invited and encouraged to attend our annual meeting of stockholders. All of our directors attended our 2006 annual meeting of stockholders.

Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive and Finance Committee. The composition of the various committees of the Board of Directors is as follows (the name of the chairman of each committee appears in italics):

Audit Committee	Compensation Committee	Nominating Committee	Executive and Finance Committee
Seymour Jones Lawrence M. Miller Jack E. Rosenfeld	Jay M. Eastman Jack E. Rosenfeld Edward J. Borey	Jack E. Rosenfeld Lawrence M. Miller Jay M. Eastman	Robert S. Ehrlich Steven Esses Lawrence M. Miller Edward J. Borey

Executive and Finance Committee

The Executive and Finance Committee, created in August 2001, exercises the powers of the Board during the intervals between meetings of the Board, in the management of our property, business and affairs (except with respect to certain extraordinary transactions).

The Executive and Finance Committee consists of Messrs. Ehrlich (Chair), Esses, Miller and Borey.

The Executive and Finance Committee did not meet during the fiscal year ending December 31, 2006.

Audit Committee

Created in December 1993, the purpose of the Audit Committee is to review with management and our independent auditors the scope and results of the annual audit, the nature of any other services provided by the independent auditors, changes in the accounting principles applied to the presentation of our financial statements, and any comments by the independent auditors on our policies and procedures with respect to internal accounting, auditing and financial controls. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. In addition, the Audit Committee is charged with the responsibility for making decisions on the engagement, compensation, retention and oversight of the work of our independent auditors.

The Audit Committee consists of Prof. Jones (Chair) and Messrs. Miller and Rosenfeld. Each member of the Audit Committee is an “independent director,” as that term is defined in Rule 4200(a)(15) of the listing standards and Marketplace Rules of the National Association of Securities Dealers (the “NASD”) and the SEC’s Rule 10A-3. All Audit Committee members possess the required level of financial literacy. Prof. Jones has been designated as the “Audit Committee’s Financial Expert.” The Audit Committee operates under a formal charter that governs its duties, which charter is publicly available through a hyperlink located on the investor relations page of our website, at http://www.arotech.com/compro/investor.html. Additionally, in compliance with SEC rules we are required to append a copy of the Audit Committee Charter to our proxy statement at least once every three years. We last sent a copy of our charter to our stockholders in our 2006 proxy statement.

The Audit Committee held six meetings during the fiscal year ending December 31, 2006.

Compensation Committee

The Compensation Committee was established in December 1993. The duties of the Compensation Committee are to recommend compensation arrangements for our executive officers and review annual compensation arrangements for all other officers and significant employees.

The Compensation Committee consists of Dr. Eastman (Chair) and Messrs. Rosenfeld and Borey. Each member of the Compensation Committee is an independent director as that term is defined in the NASD listing standards. The Compensation Committee operates under a formal charter that governs its duties, which charter is publicly available through a hyperlink located on the investor relations page of our website, at http://www.arotech.com/compro/investor.html.

The Compensation Committee held three meetings during the fiscal year ending December 31, 2006.

Nominating Committee

The Nominating Committee, created in February 2003, identifies and proposes candidates to serve as members of the Board of Directors. Proposed nominees for membership on the Board of Directors submitted in writing by stockholders to Arotech’s Secretary will be brought to the attention of the Nominating Committee.

           The Nominating Committee consists of Mr. Rosenfeld (Chair), Mr. Miller and Dr. Eastman. Each member of the Nominating Committee is an independent director as that term is defined in the NASD listing standards. The Nominating Committee makes recommendations to the Board of Directors regarding new directors to be selected for membership on the Board of Directors and its various committees. The Nominating Committee operates under a formal charter that governs its duties. The Nominating Committee’s charter is publicly available through a hyperlink located on the investor relations page of our website, at http://www.arotech.com/compro/investor.html.

The Nominating Committee held one meeting during the fiscal year ending December 31, 2006.

Policies Regarding Director Qualifications

The Board has adopted policies regarding director qualifications. To be considered for nomination as a director, any candidate must meet the following minimum criteria:

a.     Ability and willingness to undertake a strategic governance role, clear and distinct from the operating role of management.

b.     High-level leadership experience in business, government, or other major complex professional or non-profit organizations that would have exposed the individual to the challenges of leadership and governance in a dynamic and highly competitive marketplace.

c.     Highly accomplished in their respective field, with superior credentials and recognition.

d.     Demonstrated understanding of the elements and issues relevant to the success of a large publicly-traded company in the current volatile business, legal and governance environment.

e.     Demonstrated business acumen and creative/strategic thinking ability.

f.      Personal Characteristics:

➢
Ability and willingness to contribute special competencies to the Board in a collaborative manner. The areas of expertise required at any point in time may vary, based on the existing composition of the Board. They may include, but would not be limited to, capabilities honed as a CEO or a senior functional leader in operations, finance, information technology, marketing, organizational development, and experience making step change to transform a business.

➢	Personal integrity and highest ethical character. Absence of any conflicts of interest, either real or perceived.

➢	Willingness to apply sound and independent business judgment, enriching management and Board proposals or challenging them constructively as appropriate.

➢
Willing to exert influence through strong influence skills and constructive teamwork. This is essential to effective collaboration with other directors as well as providing constructive counsel to the CEO.

➢	Understanding of and full commitment to our governance principles and the obligation of each director to contribute to good governance, corporate citizenship, and corporate image for Arotech.

➢	Willingness to devote the time necessary to assume broad fiduciary responsibility and to participate fully in Arotech governance requirements with appropriate due diligence and attention.

In this regard, each nominee will be asked to disclose the boards of directors on which he or she currently sits, and each current director will be asked to inform the Nominating Committee of additional corporate board nominations (both for-profit and non-profit). This notification is to ensure appropriate dialogue about the impact of the added responsibilities on the individual’s availability to perform thoroughly his or her duties as an Arotech director.

The Board of Directors will consist of a majority of people who are active, primarily in business roles, and selected retired individuals. Those active in the business community will bring the most current business thinking, and retirees will bring their long experience and seasoned business judgment. Every effort will be made to achieve diversity in the Board’s membership.

From time to time, the particular capabilities needed to round out the total Board’s portfolio of competencies may vary. The Nominating Committee is empowered to consider the demographics of the total Board as it considers the requirements for each Board vacancy and to identify particular unique capabilities needed at that point in time.

Policies Regarding Director Nominations

The Board’s Nominating Committee is responsible for the Board of Director’s nomination process. New candidates for the Board of Directors may be identified by existing directors, a third party search firm (paid for its professional services) or may be recommended by stockholders. In considering new candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. However, all director nominees will be evaluated against the same standards and in the same objective manner, based on competencies and personal characteristics listed above, regardless of how they were identified. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

➢	The name of the stockholder and evidence of the person’s ownership of our stock, including the number of shares owned and the length of time of ownership; and

➢
The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of Arotech and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to Arotech’s Secretary at 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, and must be received by Arotech’s Secretary not less than 120 days prior to the anniversary date of our most recent proxy statement in connection with our previous year’s annual meeting of stockholders.

Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate war-

rants further consideration, the Chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

COMPENSATION AND OTHER MATTERS

Director Compensation

Pursuant to a decision of the Board of Directors in April 2007, non-employee members of our Board of Directors are paid a cash retainer of $7,000 (plus expenses) per quarter, plus $500 per quarter for each committee on which such outside directors serve. The Chairman of the Audit Committee receives an additional retainer of $1,500 per quarter, and the Chairman of the Compensation Committee receives an additional retainer of $1,000 per quarter. No per-meeting fees are paid.

In addition, we have submitted to our stockholders for their consideration and approval a Non-Employee Director Equity Compensation Plan, pursuant to which non-employee directors receive an initial grant of a number of restricted shares having a fair market value on the date of grant equal to $25,000 upon their election as a director, and an annual grant on March 31 of each year (beginning with March 31, 2008) of a number of restricted shares having a fair market value on the date of grant equal to $15,000. Each grant of restricted stock shall become free of restrictions in three equal installments on each of the first, second and third anniversaries of the grant, unless the director resigns from the Board prior to such vesting. Restrictions lapse automatically in the event of a director being removed for service other than for cause, or being nominated as a director but failing to be elected, or death, disability or mandatory retirement. Furthermore, all restrictions lapse prior to the consummation of a merger or consolidation involving Arotech, any liquidation or dissolution of Arotech, any sale of substantially all of our assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of our then outstanding common stock.

Prior to April 2007, non-employee members of our Board of Directors were paid $2,500 (plus expenses) for each Board of Directors meeting attended, $2,000 (plus expenses) for each meeting of the Audit Committee of the Board of Directors attended, and $1,000 (plus expenses) for each meeting of all other committees of the Board of Directors attended. The following table shows the compensation earned or received by each of our non-officer directors for the year ended December 31, 2006:

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)		Total ($)
Dr. Jay M. Eastman	$27,375	$30,157	(2)	$57,532
Jack E. Rosenfeld	$42,000	$30,157	(3)	$72,157
Lawrence M. Miller	$40,500	$30,157	(4)	$70,657
Edward J. Borey	$33,375	$20,074	(5)	$53,449
Seymour Jones	$25,125	$1,705	(6)	$26,830

(1)	This column reflects the compensation cost for the year ended December 31, 2006 of each director’s options, calculated in accordance with SFAS 123R and using a Black-Scholes valuation model.

(2)	As of December 31, 2006, Dr. Eastman held options to purchase an aggregate of 13,570 shares of our common stock, 8,570 shares of which were vested as of that same date.
(3)	As of December 31, 2006, Mr. Rosenfeld held options to purchase an aggregate of 13,570 shares of our common stock, 8,570 shares of which were vested as of that same date.
(4)	As of December 31, 2006, Mr. Miller held options to purchase an aggregate of 13,570 shares of our common stock, 8,570 shares of which were vested as of that same date.
(5)	As of December 31, 2006, Mr. Borey held options to purchase an aggregate of 10,000 shares of our common stock, 5,000 shares of which were vested as of that same date.
(6)	As of December 31, 2006, Prof. Jones held options to purchase an aggregate of 2,500 shares of our common stock, none of which was vested as of that same date.

Executive Officer Compensation

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities
Act of 1933, as amended (the “Securities Act”), or the Exchange Act which might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the
Performance Graph on page 29 shall not be incorporated by reference into any such filings.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Dr. Jay M. Eastman, Chairman
Jack E. Rosenfeld
Edward J. Borey

Compensation Discussion and Analysis

Introduction

In this section we present the principles underlying our executive officer compensation decisions and the most important factors that we believe are relevant to an analysis of these decisions. Our goal here is to provide qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and to place in perspective the numerical and other quantitative data presented in the tables and other information that follow this section.

Pursuant to applicable SEC regulations, the information we present in this section relates to the chief executive officer, the chief financial officer, and the three additional most highly compensated “executive officers” (as this term is defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended), as well as up to two additional persons meeting the above criteria but who were not employed by us at the end of the last fiscal year. We believe that in 2006 four individuals met these criteria, as follows (we refer to these individuals throughout this Compensation Discussion and Analysis as our “executive officers”):

➢	Robert S. Ehrlich, our Chairman and Chief Executive Officer;

➢	Steven Esses, our President and Chief Operating Officer;

➢	Thomas J. Paup, our Vice President – Finance and Chief Financial Officer; and

➢
Avihai Shen, our former Vice President – Finance and Chief Financial Officer, who ceased to act as our Chief Financial Officer in February 2006, and whose employment with us terminated on March 31, 2006.

We have designed the compensation of our executive officers in order to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who perform at or above our expectations.

Our executive officers’ annual cash and stock compensation consists of several components, as follows:

➢	cash salary;

➢	bonus, some of which is paid in cash in the year in which it is earned and some of which is accrued in the year in which it is earned but is paid in cash in a subsequent year;

➢	stock options; and

➢
grants of restricted stock, where (i) the stock vests over a period of time or pursuant to the attainment of set goals, (ii) sale of such stock is prohibited for a period of time, and (iii) with respect to certain grants of restricted stock, unvested stock is forfeited to us should the executive officer’s employment be terminated under certain circumstances.

The Compensation Committee reviews the compensation, both cash and stock, of our executive officers on an annual basis, while taking into account as well changes in compensation during previous years.

Some of these components, such as salary, are generally fixed and do not vary based on our financial and other performance; some components, such as bonus, are in whole or in part dependent upon the achievement of certain goals jointly agreed upon by our management and the Compensation Committee; and some components, such as stock options and restricted stock, have a value that is dependent upon our stock price at the time of award and going forward.

We compensate our executive officers in these different ways in order to achieve different goals. Cash compensation, for example, provides our executive officers with a guaranteed minimum base salary. We fix the base salary of each of our executive officers at a level that we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the base salaries paid by similarly situated companies and the base salaries of other private and public companies with which we believe we compete for talent. To this end, we utilize the services of an employee benefits administration and compensation consulting firm retained by the Compensation Committee, and our Compensation Committee consults with this firm periodically, and annually when we review executive officer compensation.

Incentive bonus compensation is generally linked to the achievement of short-term operational, strategic or financial goals, and is intended to reward our executive officers for their performance in reaching goals that are agreed in advance between our management and the Compensation Committee. We designed the cash incentive bonuses for each of our executive officers to focus the executive officer on achieving key objectives within a yearly time horizon, as described in more detail below.

Stock options and grants of restricted stock are intended to link our executive officers’ longer-term compensation with the performance of our stock, which is an issue of vital importance to our stockholders. This encourages our executive officers to remain with us, to act in ways intended to maximize stockholder value, and to penalize them if our stock fails to perform to expectations. These options and grants are intended to produce significant value for each executive officer if our stock performance is outstanding and if the executive officer remains with us.

We view the three components of our executive officer compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information we deem relevant, such as the data we receive from the consulting firm referred to above. Except as described below, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. This is due to the small size of our executive officer team and the need to tailor each executive officer’s award to attract and retain that executive officer.

In addition, we provide our executive officers with benefits that are generally available to our salaried employees. With respect to those of our executive officers who live in Israel (all of our executive officers except for Mr. Paup), we also provide other benefits that are either legally required to be paid by Israeli law or that are otherwise customarily provided in Israel, primarily consisting of:

➢	accruals (but not cash payments) in respect of pension plans, which consist of a savings plan, life insurance and statutory severance pay benefits, and a continuing education fund;

➢	accruals (but not cash payments) in respect of contractual termination compensation in excess of the Israeli statutory minimum;

➢
the use of an automobile and cash reimbursement for certain Israeli taxes on the use of that automobile that are paid by our Israeli executive officers and reimbursed by us in accordance with Israeli tax regulations;

➢	annual statutory holiday pay; and

➢	redemption of all unused vacation days and up to a maximum of 30 unused sick days.

Our Compensation Committee performs an annual review of our executive officers’ cash compensation and share and option holdings to determine whether they provide adequate compensation for the services they perform, as well as adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable officers in other companies. Our Compensation Committee’s most recent review occurred in November 2006, and utilized data and assessments from The Burke Group, Inc., a well-known consulting firm specializing in executive officer compensation. This review is described in more detail below. We also use “tally sheets” that provide a summary of the compensation history of our Chief Executive Officer and those members of senior management reporting to the Chief Executive Officer. These tally sheets include a historical summary of base salary, annual bonus and long-term equity awards. They also provide a review of wealth and retirement accumulation as a result of employment with us, which becomes one factor that we take into account in determining future equity-based compensation.

Compensation Committee meetings typically have included, for all or a portion of some of the meetings, a representative of The Burke Group, as well as preliminary discussion with our Chairman and Chief Executive Officer prior to our Compensation Committee deliberating without any members of management present. For compensation decisions, including decisions regarding the grant of equity com-

pensation relating to executive officers (other than our Chairman and Chief Executive Officer), the Compensation Committee typically considers the recommendations of our Chairman and Chief Executive Officer.

We account for the equity compensation expense for our employees under the rules of SFAS 123R, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense is not material to our financial position. We structure cash incentive bonus compensation so that it is taxable to our employees at the time it becomes available to them. It is not anticipated that any executive officer’s annual cash compensation will exceed $1 million, and we have accordingly not made any plans to qualify for any compensation deductions under Section 162(m) of the Internal Revenue Code.

Benchmarking of Base Compensation and Equity Holdings

At its November 2006 meeting, our Compensation Committee determined that our respective executive officers’ salaries, cash incentive bonuses and equity holdings were at or near the median of executive officers with similar roles at public companies having comparable revenues and that no material changes should be made to the cash compensation levels of our executive officers until our annual executive officer performance reviews are conducted early in the first quarter of 2008, other than the grant of additional restricted stock (25% of which was made contingent on renunciation of outstanding stock options and the remainder of which vested over three years, subject to performance criteria) made in December 2006 and reflected in the “Grants of Plan-Based Awards” table below. This median was derived based on a report we obtained from The Burke Group. The report compared our executive officer compensation with the results of two surveys, involving 43 companies in the aerospace industry with revenues of between $25 million and $75 million, one from Mercer Human Resource Consulting and one from Watson Wyatt Worldwide. Our Compensation Committee realizes that benchmarking our compensation against the compensation earned at comparable companies may not always be appropriate, but believes that engaging in a comparative analysis of our compensation practices is useful. In instances where an executive officer is uniquely key to our success, the Compensation Committee may provide compensation above the median referred to above. The Committee’s choice not to recommend to the Board of Directors immediate material changes to the compensation levels following its review of The Burke Group’s report reflects our consideration of stockholders’ interests in paying what is necessary, but not significantly more than necessary, to achieve our corporate goals while conserving cash and equity as much as is practicable. We believe that our compensation levels are generally sufficient to retain our existing executive officers and to hire new executive officers when and as required.

Equity Compensation

No option grants were made in 2006. At the November 2006 meeting of the Compensation Committee, the Compensation Committee, in consultation with The Burke Group, analyzed the current share and options holdings, and the pricing of stock options, of our executive officers and others, and found that the level of equity stake of our executive officers was lower than the norm for companies of similar size and experience as a public company, and concluded that this level was insufficient to provide our executive officers with the desired level of value for each executive officer if our stock performance is outstanding and if the executive officer remains with us. Accordingly, based on the number of options and restricted shares held by our executive officers and the prices of these options, the Compensation Committee, in December 2006, made the grants of restricted stock reflected in the “Grants of Plan-Based Awards” table below.

We do not have any program, plan or obligation that requires us to grant equity compensation to any executive officer on specified dates. The authority to make equity grants to executive officers rests with our Compensation Committee, although, as noted above, the Compensation Committee does consider the recommendations of its Chairman and Chief Executive Officer in setting the compensation of our other executive officers.

Cash Incentive Bonuses

Yearly cash incentive bonuses for our executive officers are established as part of their respective individual employment agreements. Each of these employment agreements provides that the executive officer will receive a cash incentive bonus determined in the discretion of our Board of Directors, with a target bonus amount specified for that executive officer based on individualized objective and subjective criteria, pursuant to a specific formula. In 2006, pursuant to the terms of his then-current employment agreement, Mr. Ehrlich was also entitled to a guaranteed minimum bonus equal to 35% of his base salary. This guaranteed minimum bonus was eliminated in Mr. Ehrlich’s current employment agreement (see “Employment Contracts – Robert S. Ehrlich,” below). These bonus criteria are established by the Compensation Committee on an annual basis, and include specific objectives relating to the achievement of business and/or financial milestones. The target cash incentive bonus amount for each of our executive officers is as follows:

Name of Executive Officer	Title	Minimum Bonus	Maximum Bonus
Robert S. Ehrlich	Chairman and Chief Executive Officer	35% of annual base salary	75% of annual base salary
Steven Esses	President and Chief Operating Officer	20% of annual base salary	75% of annual base salary
Thomas J. Paup	Vice President – Finance and Chief Financial Officer	None	50% of annual base salary
Avihai Shen	Former Vice President – Finance and Chief Financial Officer	None	None

For 2006, the Compensation Committee chose financial targets for determining eligibility for the above-referenced cash incentive bonuses that are determined on the achievement of set budgetary forecast targets for EBITDA, which is determined by taking net profit and adding back in interest expense (income), net (after deduction of minority interest), depreciation of fixed assets, taxes (after deduction of minority interest), and amortization of inventory adjustments and of intangible assets, capitalized software costs and technology impairment, as well as of certain specific non-financial objectives to be accomplished. The Compensation Committee determined that we did not achieve the financial performance criteria established by the Compensation Committee for the year ended December 31, 2006, and accordingly no cash incentive bonuses were paid in respect of the year ended December 31, 2006, although the Compensation Committee did determine to pay certain discretionary bonuses, noted in the Summary Compensation Table below, based on the achievement of certain of the non-financial objectives in respect of the achievement of certain of the non-financial objectives. Financial targets for 2007 were set in accordance with our 2007 budget forecast, and targets for determining eligibility for cash incentive bonuses will again be determined 50% on the achievement of set budgetary forecast targets for revenue growth and 50% on the achievement of set budgetary forecast targets for EBITDA.

Severance and Change in Control Benefits

Messrs. Ehrlich and Esses have a provision in their respective employment agreements providing for certain severance benefits in the event of termination or retirement, as well as a provision providing for a higher payment in the event of termination or retirement following a change in our control as de-

fined in the employment agreement. These severance provisions are described in the “Employment Agreements” section below, and certain estimates of these change of control benefits are provided in “Estimated Payments and Benefits upon Termination” below.

We believe the severance arrangements that we have with Mr. Esses are at or near the median of executive officers with similar roles at public companies having comparable revenues. With respect to Mr. Ehrlich, we believe that his severance arrangements are at the high end of executive officers with similar roles at public companies having comparable revenues. However, with respect to Mr. Ehrlich, the Compensation Committee took note of (i) the historical contributions that Mr. Ehrlich has made to us during his career, including the fact that he was one of the founders of our company, (ii) the fact that Mr. Ehrlich has dedicated a substantial, and the latter, portion of his professional career to us, combined with (iii) the fact that we do not provide Mr. Ehrlich with any pension plan or other retirement plan other than the severance benefits provided under Israeli law (one month’s salary for each year of employment with us), which, while commonly the case among public companies of similar size and having comparable revenues, takes on added significance in respect of someone of Mr. Ehrlich’s age (68).

Benefits

Mr. Paup is eligible to participate in all of our employee benefit plans, such as medical, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other U.S. employees. Our executive officers located in Israel have the pension, insurance, severance and other benefits described above that are legally required to be provided in Israel; their medical expenses are covered by Israel’s national health funds.

Perquisites

All of our executive officers receive cellular telephones. We also pay a portion of the home telephone bills of our executive officers located in Israel, in view of the fact that the time difference between the United States and Israel causes them to do much work from their homes after normal business hours in Israel.

Our executive officers located in Israel receive use of a leased or purchased automobile and all attendant expenses, as is standard practice for executive officers in Israel. We also paid, on behalf of these executive officers, the Israeli tax to which they were subject because they had the use of these automobiles.

Pursuant to the terms of their employment agreements, our executive officers located in Israel also receive a tax planning allowance.

Our use of perquisites as an element of compensation is limited and is largely based on historical practices and policies of our company. We do not view perquisites as a significant element of our comprehensive compensation structure but do believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment.

Cash and Other Compensation

Summary Compensation Table

The following table, which should be read in conjunction with the explanations provided above, shows the compensation that we paid (or accrued), in connection with services rendered for 2006, to our executive officers during the fiscal years ended December 31, 2006, 2005 and 2004:

SUMMARY COMPENSATION TABLE(1)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(2) ($)		Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Robert S. Ehrlich	2006	$312,173		$105,000		$205,507		$–	$–	$483,331	(4)	$1,106,011
Chairman, Chief Executive	2005	$275,362		$49,875		$309,425		$–	$–	$132,753	(5)	$767,415
Officer and a director	2004	$275,907		$99,750		$103,918		$–	$75,250	$731,372	(6)	$1,286,197

Thomas J. Paup	2006	$135,000		$20,000		$–		$–	$–	$2,596	(7)	$157,956
Vice President – Finance and	2005	$–		$–		$–		$–	$–	$–		$–
Chief Financial Officer	2004	$–		$–		$–		$–	$–	$–		$–

Steven Esses	2006	$62,211	(8)	$116,000	(9)	$65,421		$–	$–	$252,929	(10)	$496,561
President, Chief Operating	2005	$56,722	(11)	$112,000	(12)	$110,550		$–	$–	$277,123	(13)	$556,395
Officer and a director	2004	$65,506	(14)	$106,000	(15)	$45,129		$–	$–	$54,088	(16)	$270,723

Avihai Shen*	2006	$41,601		$0		$(27,585	)(17)	$–	$–	$15,567	(18)	$29,583
Former Vice President – Finance	2005	$157,013		$0		$25,950		$–	$–	$140,965	(19)	$327,928
and Chief Financial Officer	2004	$155,845		$97,000		$1,635		$–	$–	$68,743	(20)	$323,223
*	Mr. Shen ceased to act as our Chief Financial Officer in February 2006, and his employment with us terminated on March 31, 2006.
(1)
We paid the amounts reported for each named executive officer in U.S. dollars and/or New Israeli Shekels (NIS). We have translated amounts paid in NIS into U.S. dollars at the exchange rate of NIS into U.S. dollars at the time of payment or accrual.

(2)
Reflects the value of restricted stock awards granted to our executive officers based on the compensation cost of the award computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, which we refer to as SFAS 123R, but excluding any impact of assumed forfeiture rates. The number of shares of restricted stock received by our executive officers pursuant to such awards in 2006, vesting in equal amounts over three years, was as follows: Mr. Ehrlich, 320,000; Mr. Paup, 85,000; Mr. Esses, 160,000. The number of shares of restricted stock received by our executive officers pursuant to such awards in 2004, vesting in equal amounts over three years, was as follows: Mr. Ehrlich, 24,285; Mr. Esses, 11,785; Mr. Shen, 2,142. There were no such awards in 2005.

(3)	No options were issued in 2006. Amounts for 2005 and 2004 do not reflect compensation cost calculated in accordance with SFAS 123R since SFAS 123R had not been adopted as at such date.
(4)
Of this amount, $151,760 represents payments to Israeli pension and education funds; $218,907 represents our accrual for severance pay that will be payable to Mr. Ehrlich upon his leaving our employ other than if he is terminated for cause, such as a breach of trust; $26,689 represents the increase of the accrual for vacation days redeemable by Mr. Ehrlich; and $21,217 represents the increase of our accrual for severance pay that would be payable to Mr. Ehrlich under the laws of the State of Israel if we were to terminate his employment.

(5)
Of this amount, $45,362 represents payments to Israeli pension and education funds; $67,024 represents our accrual for severance pay that will be payable to Mr. Ehrlich upon his leaving our employ other than if he is terminated for cause, such as a breach of trust; $(51,928) represents the decrease of the accrual for vacation days redeemable by Mr. Ehrlich; $(40,483) represents the decrease of the accrual for sick days redeemable by Mr. Ehrlich; $(25,976) represents the decrease of our accrual for severance pay that would be payable to Mr. Ehrlich under the laws of the State of Israel if we were to terminate his employment; $61,195 represents payment for redemption of accrued but unused vacation days; and $33,394 represents payment for redemption of accrued but unused sick days.

(6)
Of this amount, $548,477 represents payments to Israeli pension and education funds, $500,000 of which was deposited by us in a Rabbi Trust for Mr. Ehrlich’s benefit (pursuant to the terms of the Rabbi Trust, funds in the Rabbi Trust continue to be owned by us, and benefit from all gains and bear the risk of all losses resulting from investments of Rabbi Trust funds); $76,766 represents our accrual for severance pay that would be payable to Mr. Ehrlich upon a “change of control” or upon the occurrence of certain other events; $28,603 represents the increase of the accrual for vacation days redeemable by Mr. Ehrlich; and $28,529 represents the increase of our accrual for severance pay that would be payable to Mr. Ehrlich under the laws of the State of Israel if we were to terminate his employment.

(7)	Represents the increase in our accrual for Mr. Paup for accrued but unused vacation days.
(8)
Does not include $178,176 that we paid in consulting fees to Sampen Corporation, a New York corporation owned by members of Steven Esses’s immediate family, from which Mr. Esses receives a salary. See “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

(9)
Does not include $30,720 that we paid as a bonus to Sampen Corporation, a New York corporation owned by members of Steven Esses’s immediate family, from which Mr. Esses receives a salary. See “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

(10)
Of this amount, $112,627 represents payments to Israeli pension and education funds; and $86,707 represents the increase of our accrual for severance pay that would be payable to Mr. Esses if we were to terminate his employment.

(11)
Does not include $178,176 that we paid in consulting fees to Sampen Corporation, a New York corporation owned by members of Steven Esses’s immediate family, from which Mr. Esses receives a salary. See “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

(12)
Includes a $100,000 signing bonus that was paid to Mr. Esses in 2005 and the $12,000 minimum bonus to which Mr. Esses is entitled pursuant to the terms of his employment contract. Does not include $30,720 that we paid as a bonus to Sampen Corporation, a New York corporation owned by members of Steven Esses’s immediate family, from which Mr. Esses receives a salary. See “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

(13)
Of this amount, $186,707 represents the increase of our accrual for severance pay that would be payable to Mr. Esses if we were to terminate his employment; and $41,369 represents the increase of the accrual for sick leave and vacation days redeemable by Mr. Esses.

(14)
Does not include $208,100 that we paid in consulting fees to Sampen Corporation, a New York corporation owned by members of Steven Esses’s immediate family, from which Mr. Esses receives a salary. See “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

(15)
Does not include $110,000 that we paid as a bonus to Sampen Corporation, a New York corporation owned by members of Steven Esses’s immediate family, from which Mr. Esses receives a salary. See “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

(16)	Of this amount, $12,116 represents payments to Israeli pension and education funds; and $3,759 represents the increase of the accrual for vacation days redeemable by Mr. Esses.
(17)	Represents recapture of expenses in respect of restricted stock that was returned to us upon termination of Mr. Shen’s employment.
(18)	Of this amount, $3,369 represents payment to Mr. Shen for redemption of accrued but unused vacation days.
(19)
Of this amount, $26,889 represents payments to Israeli pension and education funds; $104,602 represents the increase of our accrual for severance pay that would be payable to Mr. Shen if we were to terminate his employment; $(28,597) represents the decrease of the accrual for sick leave and vacation days redeemable by Mr. Shen; $(5,526) represents the decrease in our accrual for severance pay that would be payable to Mr. Shen under the laws of the State of Israel if we were to terminate his employment; and $35,131 represents payment to Mr. Shen for redemption of accrued but unused vacation days. Mr. Shen left our employ effective March 31, 2006, and these amounts were accordingly paid to him.

(20)
Of this amount, $26,889 represents payments to Israeli pension and education funds; $21,568 represents the increase in our accrual for vacation days redeemable by Mr. Shen; and $13,404 represents the increase of our accrual for severance pay that would be payable to Mr. Shen under the laws of the State of Israel if we were to terminate his employment.

Executive Loans

In 1999, 2000 and 2002, we extended certain loans to our Named Executive Officers. These loans are summarized in the following table, and are further described under “Certain Relationships and Related Transactions – Officer Loans,” below.

Name of Borrower	Date of Loan	Original Principal Amount of Loan	Amount Outstanding as of 12/31/06	Terms of Loan
Robert S. Ehrlich	12/28/99	$167,975	$201,570	Ten-year non-recourse loan to purchase our stock, secured by the shares of stock purchased.
Robert S. Ehrlich	02/09/00	$789,991	$766,027	Twenty-five-year non-recourse loan to purchase our stock, secured by the shares of stock purchased.
Robert S. Ehrlich	06/10/02	$36,500	$42,818	Twenty-five-year non-recourse loan to purchase our stock, secured by the shares of stock purchased.

Plan-Based Awards

Grants of Stock Options

We did not grant any stock options to our executive officers during 2006.

Grants of Restricted Stock

During 2006, the Compensation Committee granted a total of 565,000 shares of restricted stock to our executive officers. Pursuant to the terms of the grant, 25% of the stock vested immediately (contingent upon renunciation by the executive officer of certain of his outstanding stock options), and restrictions on an additional 25% would be removed at the end of each of 2006, 2007 and 2008, subject to certain performance criteria related to our revenues and EBITDA, which is determined by taking net profit and adding back in interest expense (income), net (after deduction of minority interest), depreciation of fixed assets, taxes (after deduction of minority interest), and amortization of inventory adjustments and of intangible assets, capitalized software costs and technology impairment), in such years.

The table below sets forth each performance-based equity award granted to our executive officers during the year ended December 31, 2006.

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Performance Period Determining Release of Restrictions	Estimate Future Payouts Under Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock(2) (#)
			Threshold (#)	Target 1 (#)	Target 2 (#)	Maximum (#)
Robert S. Ehrlich	12/19/06	(2)	–	–	–	–	80,000
	12/19/06	01/01/07 to 12/31/07	40,000	32,000	8,000	80,000	–
	12/19/06	01/01/08 to 12/31/08	(3)	(3)	(3)	80,000	–
	12/19/06	01/01/09 to 12/31/09	(3)	(3)	(3)	80,000	–
Thomas J. Paup	12/19/06	(2)	–	–	–	–	21,250
	12/19/06	01/01/07 to 12/31/07	10,625	8,500	2,125	21,250	–
	12/19/06	01/01/08 to 12/31/08	(3)	(3)	(3)	21,250	–
	12/19/06	01/01/09 to 12/31/09	(3)	(3)	(3)	21,250	–
Steven Esses	12/19/06	(2)	–	–	–	–	40,000
	12/19/06	01/01/07 to 12/31/07	20,000	16,000	4,000	40,000	–
	12/19/06	01/01/08 to 12/31/08	(3)	(3)	(3)	40,000	–
	12/19/06	01/01/09 to 12/31/09	(3)	(3)	(3)	40,000	–

(1)
The threshold number of restricted shares vests based solely based on continued employment during the performance period. If 90% of the EBITDA performance goal is met for the applicable performance period, the first target number of shares of restricted stock will be freed of their restrictions. If 90% of the revenue performance goal is met for the applicable performance period, the second target number of shares of restricted stock will be freed of their restrictions. If 90% of both the EBITDA and the revenue performance goals are met for the applicable performance period, the maximum number of shares of restricted stock will be freed of their restrictions. Performance-based shares that do not vest in one year roll over to the following year and become part of the following year’s performance-based pool.

(2)	Removal of the restrictions on these shares was made contingent on the executive officer renouncing certain of his outstanding stock options. This occurred in February 2007.
(3)	Performance criteria for these shares have not yet been set; hence, there are no threshold or target levels listed.

Stock Option Exercises and Vesting of Restricted Stock Awards

Our executive officers did not exercise any stock options during 2006. The following table presents awards of restricted stock that vested during the year ended December 31, 2006.

STOCK VESTED
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Robert S. Ehrlich	31,428	$95,855
Steven Esses	11,785	$35,944
(1)
Reflects the aggregate market value of the shares of restricted stock determined based on a per share price of $3.05, the closing price of our common stock on the Nasdaq Global Market on December 29, 2006, which was the last trading day of 2006.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information for our executive officers with respect to option and restricted stock values at the end of the fiscal year ended December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options(1) (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested(2) ($)	Equity Incentive Plan Awards
								Number of Unearned Shares that Have Not Vested (#)	Market Value of Unearned Shares that Have Not Vested(2) ($)
	Exercisable		Unexercisable
Robert S. Ehrlich	3,571	(3)	0	$ 5.46	08/09/09	80,000	$ 244,000	240,000	$ 732,000
	2,036	(3)	0	$ 5.46	10/31/09	–	–	–	–
	107,143		0	$ 6.44	12/29/10	–	–	–	–
	11,857	(3)	0	$ 5.46	08/24/11	–	–	–	–
	3,428	(3)	0	$ 5.46	10/23/11	–	–	–	–
	5,179	(3)	0	$ 5.46	12/31/11	–	–	–	–
	4,687	(3)	0	$ 5.46	04/01/12	–	–	–	–
	1,116	(3)	0	$ 5.46	07/01/12	–	–	–	–
	4,688	(3)	0	$ 5.46	10/01/12	–	–	–	–
	6,295	(3)	0	$ 5.46	01/01/13	–	–	–	–

Thomas J. Paup	3,571	(3)	0	$ 5.18	12/31/10	21,250	$ 64,813	63,750	$ 194,438

Steven Esses	32,153	(3)	0	$ 5.46	02/24/08	40,000	$ 122,000	120,000	$ 366,000
	21,428	(3)	0	$ 5.46	12/31/08	–	–	–	–
	8,204	(3)	0	$ 5.46	12/29/10	–	–	–	–
	714		0	$ 8.54	07/22/12	–	–	–	–
	1,786		0	$ 11.62	07/22/12	–	–	–	–
	2,500	(3)	0	$ 5.46	01/31/13	–	–	–	–
	7,143	(3)	0	$ 5.46	07/09/13	–	–	–	–

Avihai Shen*	891		0	$ 8.54	03/31/08	–	–	–	–
	582		0	$ 10.22	10/15/14	–	–	–	–
	582		0	$ 11.90	10/15/14	–	–	–	–
	194		0	$ 18.20	10/15/14	–	–	–	–
	582		0	$ 19.88	10/15/14	–	–	–	–

*	Mr. Shen ceased to act as our Chief Financial Officer in February 2006, and his employment with us terminated on March 31, 2006.
(1)	All options in the table are vested.
(2)
Reflects the aggregate market value of the shares of restricted stock determined based on a per share price of $3.05, the closing price of our common stock on the Nasdaq Global Market on December 29, 2006, which was the last trading day of 2006.

(3)	These options were renounced and abandoned by the named executive officer in February 2007.

Employment Contracts

Robert S. Ehrlich

Mr. Ehrlich is party to an employment agreement with us executed in April 2007. The term of this employment agreement expires on December 31, 2009.

The employment agreement provides for a base salary of $33,333 per month, as adjusted annually for Israeli inflation and devaluation of the Israeli shekel against the U.S. dollar, if any. Additionally, the board may at its discretion raise Mr. Ehrlich’s base salary. The employment agreement also grants Mr. Ehrlich a retention bonus in the amount of 200,000 shares of restricted stock, vesting one-third on each of December 31, 2007, 2008 and 2009.

The employment agreement provides that we will pay an annual bonus, on a sliding scale, in an amount equal to 35% of Mr. Ehrlich’s annual base salary then in effect if the results we actually attain for the year in question are 90% or more of the amount we budgeted at the beginning of the year, up to a maximum of 75% of his annual base salary then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year. For 2007, the Compensation Committee choose financial targets for determining eligibility for the above-referenced cash incentive bonus that are determined 50% on the achievement of set budgetary forecast targets for revenue growth and 50% on the achievement of set budgetary forecast targets for EBITDA, which is determined by taking net profit and adding back in interest expense (income), net (after deduction of minority interest), depreciation of fixed assets, taxes (after deduction of minority interest), and amortization of inventory adjustments and of intangible assets, capitalized software costs and technology impairment. New targets will be chosen for 2008 and 2009 based upon future budgetary forecasts.

The employment agreement also contains various benefits customary in Israel for senior executives, tax and financial planning expenses and an automobile, and contain confidentiality and non-competition covenants. Pursuant to the employment agreements, we granted Mr. Ehrlich demand and “piggyback” registration rights covering shares of our common stock held by him.

We can terminate Mr. Ehrlich’s employment agreement in the event of death or disability or for “Cause” (defined as conviction of certain crimes, willful failure to carry out directives of our board of directors or gross negligence or willful misconduct). Mr. Ehrlich has the right to terminate his employment upon a change in our control or for “Good Reason,” which is defined to include adverse changes in employment status or compensation, our insolvency, material breaches and certain other events. Additionally, Mr. Ehrlich may terminate his agreement for any reason upon 120 days’ notice.

Upon termination of employment, the employment agreement provides for payment of all accrued and unpaid compensation and benefits (including under most circumstances Israeli statutory severance, described above), and (unless we have terminated the agreement for Cause or Mr. Ehrlich has terminated the agreement without Good Reason and without giving us 120 days’ notice of termination) bonuses (to the extent earned) due for the year in which employment is terminated and severance pay in the amount of up to $1,625,400, except that in the event of termination at the end of a contract term due to non-renewal by either party, and in the event of termination by Mr. Ehrlich on 120 days’ prior notice, the severance pay will be only that amount that has vested (meaning that it had been scheduled to have been deposited in trust as described in the next paragraph). Furthermore, all outstanding options and certain of the restricted stock will be fully vested.

A table describing the payments that would have been due to Mr. Ehrlich under his employment agreement had Mr. Ehrlich’s employment with us been terminated at the end of 2006 under various cir-

cumstances (pursuant to the terms of his then-current employment agreement) appears under “Potential Payments and Benefits upon Termination of Employment – Robert S. Ehrlich,” below.

Pursuant to the terms of our employment agreement Mr. Ehrlich, funds to secure payment of Mr. Ehrlich’s contractual severance are to be deposited for his benefit, with payments to be made pursuant to an agreed-upon schedule. As of December 31, 2006, a total of $617,240 had been deposited. These funds continue to be owned by us, and we benefit from all gains and bear the risk of all losses resulting from investments of these funds.

Steven Esses

Mr. Esses is party to an employment agreement with us executed in May 2005, effective as of January 1, 2005. The term of this employment agreement, pursuant to an automatic extension, currently expires on December 31, 2008, and is extended automatically for additional terms of two years each unless either Mr. Esses or we terminate the agreement sooner.

The employment agreement provides for a base salary of $5,000 per month, as adjusted annually for Israeli inflation and devaluation of the Israeli shekel against the U.S. dollar, if any. Additionally, the board may at its discretion raise Mr. Esses’s base salary.

The employment agreement provides that if the results we actually attain in a given year are at least 90% of the amount we budgeted at the beginning of the year, we will pay a bonus, on a sliding scale, in an amount equal to a minimum of 20% of Mr. Esses’s annual base salary then in effect, up to a maximum of 75% of his annual base salary then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year. For 2007, the Compensation Committee choose financial targets for determining eligibility for the above-referenced cash incentive bonus that are determined 50% on the achievement of set budgetary forecast targets for revenue growth and 50% on the achievement of set budgetary forecast targets for EBITDA, which is determined by taking net profit and adding back in interest expense (income), net (after deduction of minority interest), depreciation of fixed assets, taxes (after deduction of minority interest), and amortization of inventory adjustments and of intangible assets, capitalized software costs and technology impairment. New targets will be chosen for 2008 based upon future budgetary forecasts.

The employment agreement also contains various benefits customary in Israel for senior executives, tax and financial planning expenses and an automobile, and contain confidentiality and non-competition covenants. Pursuant to the employment agreements, we granted Mr. Esses demand and “piggyback” registration rights covering shares of our common stock held by him.

We can terminate Mr. Esses’s employment agreement in the event of death or disability or for “Cause” (defined as conviction of certain crimes, willful failure to carry out directives of our board of directors or gross negligence or willful misconduct). Mr. Esses has the right to terminate his employment upon a change in our control or for “Good Reason,” which is defined to include adverse changes in employment status or compensation, our insolvency, material breaches and certain other events. Additionally, Mr. Esses may retire (after age 65), retire early (after age 55) or terminate his agreement for any reason upon 150 days’ notice.

Upon termination of employment, the employment agreement provides for payment of all accrued and unpaid compensation, and (unless we have terminated the agreement for Cause or Mr. Esses has terminated the agreement without Good Reason and without giving us 150 days’ notice of termination) bonuses (to the extent earned) due for the year in which employment is terminated (in an amount of not less than 20% of base salary) and severance pay in the amount of $330,000, except that in the event of termination of the agreement following a change of control or a change in the primary location from which Mr. Esses shall have conducted his business activities during the 60 days prior to such termination, the amount payable is doubled. Furthermore, certain benefits will continue (for a shorter period, in the event of early retirement) and all outstanding options will be fully vested.

A table describing the payments that would have been due to Mr. Esses under his employment agreement had Mr. Esses’s employment with us been terminated at the end of 2006 under various circumstances appears under “Potential Payments and Benefits upon Termination of Employment – Steven Esses,” below.

Pursuant to the terms of our employment agreement Mr. Esses, funds to secure payment of Mr. Esses’s contractual severance are to be deposited for his benefit, with payments to be made pursuant to an agreed-upon schedule. As of December 31, 2006, a total of $100,000 had been deposited. These funds continue to be owned by us, and we benefit from all gains and bear the risk of all losses resulting from investments of these funds.

See also “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

Thomas J. Paup

Mr. Paup is party to an employment agreement with us dated December 30, 2005. Under the terms of his employment agreement, Mr. Paup is entitled to receive a base salary of $135,000 per annum, and will be eligible for a bonus with a target equal to between 20% and 50% of the base salary. The actual bonus payout shall be determined based upon the Company’s achievement level against financial and performance objectives determined by the Compensation Committee of our Board of Directors.

Avihai Shen – Severance Agreement

On December 30, 2005, we and Mr. Shen agreed that Mr. Shen would step down from his position as Vice President – Finance and Chief Financial Officer, effective no later than March 31, 2006. In connection with the departure of Mr. Shen from the position of Vice President – Finance and Chief Financial Officer, we and Mr. Shen executed a Separation Agreement dated January 5, 2006. Pursuant to the terms of this Separation Agreement, we made the following payments to Mr. Shen:

➢	$81,884, representing statutory severance under the Israeli law;

➢
$111,568, representing additional severance in the amount of (1) $98,733, which was 7.9 months’ salary at the annual salary rate of $150,000 per year, and (2) $12,835, which is the value of 7.9 months’ of agreed benefits applicable to an annual salary rate of $150,000 per year; and

➢	Payment in respect of accrued but unused vacation through the date of termination.

Mr. Shen has asserted that the terms of his Separation Agreement should be interpreted to provide him with an additional severance payment of approximately $75,000. We have vigorously rejected this assertion, and are presently in arbitration with Mr. Shen on this issue.

Others

Other employees have entered into individual employment agreements with us. These agreements govern the basic terms of the individual’s employment, such as salary, vacation, overtime pay, severance arrangements and pension plans. Subject to Israeli law, which restricts a company’s right to relocate an employee to a work site farther than sixty kilometers from his or her regular work site, we have retained the right to transfer certain employees to other locations and/or positions provided that such transfers do not result in a decrease in salary or benefits. All of these agreements also contain provisions governing the confidentiality of information and ownership of intellectual property learned or created during the course of the employee’s tenure with us. Under the terms of these provisions, employees must keep confidential all information regarding our operations (other than information which is already publicly available) received or learned by the employee during the course of employment. This provision remains in force for five years after the employee has left our service. Further, intellectual property created during the course of the employment relationship belongs to us.

A number of the individual employment agreements, but not all, contain non-competition provisions which restrict the employee’s rights to compete against us or work for an enterprise which competes against us. Such provisions remain in force for a period of two years after the employee has left our service.

Under the laws of Israel, an employee of ours who has been dismissed from service, died in service, retired from service upon attaining retirement age, or left due to poor health, maternity or certain other reasons, is entitled to severance pay at the rate of one month’s salary for each year of service, pro rata for partial years of service. We currently fund this obligation by making monthly payments to approved private provident funds and by its accrual for severance pay in the consolidated financial statements.

Potential Payments and Benefits upon Termination of Employment

This section sets forth in tabular form quantitative disclosure regarding estimated payments and other benefits that would have been received by certain of our executive officers if their employment had terminated on December 29, 2006 (the last business day of the fiscal year).

Mr. Paup’s employment agreement contains no provision with respect to payments or benefits upon termination of employment, and hence there is no tabular disclosure with respect to him below.

Mr. Shen, who left our employ in the first quarter of 2006, was not serving as one of our executive officers at the end of 2006. When Mr. Shen left our employ, in lieu of all benefits to which Mr. Shen might otherwise have been entitled, Mr. Shen received payments in accordance with the terms of the severance agreement entered into by him and us in January 2006, and hence there is no tabular disclosure with respect to him below. See “– Employment Contracts – Avihai Shen Severance Agreement,” above, for a detailed discussion of such payments.

For a narrative description of the severance and change in control arrangements in the employment contracts of Messrs. Ehrlich and Esses, see “– Employment Contracts,” above. Each of Messrs. Ehrlich and Esses will be eligible to receive severance payments in excess of accrued but unpaid items only if he signs a general release of claims.

Robert S. Ehrlich

The following table describes the potential payments and benefits upon employment termination for Robert S. Ehrlich, our Chairman and Chief Executive Officer, pursuant to applicable law and the terms of his employment agreement with us, as if his employment had terminated on December 29, 2006 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below.

ROBERT S. EHRLICH
Payments and Benefits	Non- Renewal(1)	Death or Disability(2)	Cause(3)	Good Reason(4)	Change of Control(5)	Retirement(6)	Termination at Will(7)	Other Employee Termination(8)
Accrued but unpaid:
Base salary	$25,000	$25,000	$25,000	$25,000	$25,000	$25,000	$25,000	$25,000
Bonus	6,960	6,960	6,960	6,960	6,960	6,960	6,960	6,960
Vacation	32,352	32,352	32,352	32,352	32,352	32,352	32,352	32,352

ROBERT S. EHRLICH
Payments and Benefits	Non- Renewal(1)	Death or Disability(2)	Cause(3)	Good Reason(4)	Change of Control(5)	Retirement(6)	Termination at Will(7)	Other Employee Termination(8)
Recuperation pay(9)	314	314	314	314	314	314	314	314
Benefits:
Manager’s insurance(10)	3,958	3,958	3,958	3,958	3,958	3,958	3,958	3,958
Continuing education fund(11)	1,875	1,875	1,875	1,875	1,875	1,875	1,875	1,875
Tax gross-up on automobile	1,777	1,777	–	1,777	1,777	1,777	1,777	–
Contractual severance	1,218,750	1,625,400	–	1,625,400	3,250,800	1,625,400	1,218,750	–
Statutory severance(12)	407,163	407,163	–	407,163	407,163	407,163	407,163	–
Benefits:
Manager’s insurance(10)	142,470	142,470	–	142,470	142,470	142,470	142,470	–
Vacation	81,818	81,818	–	81,818	81,818	81,818	81,818	–
Continuing education fund(12)	67,500	67,500	–	67,500	67,500	67,500	67,500	–
Automobile(13)	42,857	42,857	–	42,857	42,857	42,857	42,857	–
Tax gross-up(13)	57,858	57,858	–	57,858	57,858	57,858	57,858	–
TOTAL:	$2,090,652	$2,497,302	$70,459	$2,497,302	$4,122,702	$2,497,302	$2,090,652	$70,459

(1)
“Non-renewal” is defined in Mr. Ehrlich’s employment agreement as a decision, made with written notice of at least 120 days in advance of the effective date of such decision, by either us or Mr. Ehrlich not to renew Mr. Ehrlich’s employment for an additional one-year term. Pursuant to the terms of Mr. Ehrlich’s employment agreement, in the absence of such notice, Mr. Ehrlich’s employment agreement automatically renews.

(2)
“Disability” is defined in Mr. Ehrlich’s employment agreement as a physical or mental infirmity which impairs the Mr. Ehrlich’s ability to substantially perform his duties and which continues for a period of at least 180 consecutive days.

(3)
“Cause” is defined in Mr. Ehrlich’s employment agreement as (i) conviction for fraud, crimes of moral turpitude or other conduct which reflects on us in a material and adverse manner; (ii) a willful failure to carry out a material directive of our Board of Directors, provided that such directive concerned matters within the scope of Mr. Ehrlich’s duties, would not give Mr. Ehrlich “Good Reason” to terminate his agreement (see footnote 4 below) and was capable of being reasonably and lawfully performed; (iii) conviction in a court of competent jurisdiction for embezzlement of our funds; and (iv) reckless or willful misconduct that is materially harmful to us.

(4)
“Good Reason” is defined in Mr. Ehrlich’s employment agreement as (i) a change in Mr. Ehrlich’s status, title, position or responsibilities which, in Mr. Ehrlich’s reasonable judgment, represents a reduction or demotion in his status, title, position or responsibilities as in effect immediately prior thereto; (ii) a reduction in Mr. Ehrlich’s base salary; (iii) the failure by us to continue in effect any material compensation or benefit plan in which Mr. Ehrlich is participating; (iv) the insolvency or the filing (by any party, including us) of a petition for the winding-up of us; (v) any material breach by us of any provision of Mr. Ehrlich’s employment agreement; (vi) any purported termination of Mr. Ehrlich’s employment for cause by us which does not comply with the terms of Mr. Ehrlich’s employment agreement; and (vii) any movement of the location where Mr. Ehrlich is generally to render his services to us from the Jerusalem/Tel Aviv area of Israel.

(5)
“Change of Control” is defined in Mr. Ehrlich’s employment agreement as (i) the acquisition (other than from us in any public offering or private placement of equity securities) by any person or entity of beneficial ownership of 20% or more of the combined voting power of our then-outstanding voting securities; or (ii) individuals who, as of January 1, 2000, were members of our Board of Directors (the “Original Board”), together with individuals approved by a vote of at least ⅔ of the individuals who were members of the Original Board and are then still members of our Board, cease for any reason to constitute at least ⅓ of our Board of us; or (iii) approval by our shareholders of a complete winding-up or an agreement for the sale or other disposition of all or substantially all of our assets.

(6)
“Retirement” is not defined in Mr. Ehrlich’s employment agreement; in view of Mr. Ehrlich’s age at the time the employment agreement was negotiated and entered into, the concept of retirement was subsumed into Termination at Will.

(7)
“Termination at Will” is defined in Mr. Ehrlich’s employment agreement as Mr. Ehrlich terminating his employment with us on written notice of at least 120 days in advance of the effective date of such termination.

(8)	“Other Employee Termination” means a termination by Mr. Ehrlich of his employment without giving us the advance notice of 120 days needed to make such a termination qualify as a “Termination at Will.”
(9)	Pursuant to Israeli law and our customary practice, we pay Mr. Ehrlich in July of each year the equivalent of ten days’ “recuperation pay” at the statutory rate of NIS 318 (approximately $75) per day.
(10)
Payments to managers’ insurance, a benefit customarily given to senior executives in Israel, come to a total of 15.83% of base salary, consisting of 8.33% for payments to a fund to secure payment of statutory severance obligations, 5% for pension and 2.5% for disability. The managers’ insurance funds reflected in the table do not include the 8.33% payments to a fund to secure payment of statutory severance obligations with respect to amounts paid prior to December 29, 2006, which funds are reflected in the table under the “Statutory severance” heading.

(12)
Pursuant to Israeli law, we must contribute an amount equal to 7.5% of Mr. Ehrlich’s base salary to a continuing education fund, up to the permissible tax-exempt salary ceiling according to the income tax regulations in effect from time to time. At December 29, 2006, the ceiling then in effect was NIS 15,712 (approximately $3,720). In Mr. Ehrlich’s case, we have customarily contributed to his continuing education fund in excess of the tax-exempt ceiling, and then reimbursed Mr. Ehrlich for the tax. The sums in the table reflect this additional contribution and the resultant tax reimbursement.

(12)	Under Israeli law, employees terminated other than for cause receive severance in the amount of one month’s base salary for each year of work, at their salary rate at the date of termination.
(13)
Under the terms of Mr. Ehrlich’s employment agreement, we must under certain circumstances provide him with the use of the company car that he was driving at the time of termination for a period of time after termination and pay the tax on the benefit thereon. The taxable value of this use is reflected in the table.

Steven Esses

The following table describes the potential payments and benefits upon employment termination for Steven Esses, our President and Chief Operating Officer, pursuant to applicable law and the terms of his employment agreement with us, as if his employment had terminated on December 29, 2006 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below.

See also “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

STEVEN ESSES
Payments and Benefits	Non- Renewal(1)	Death or Disability(2)	Cause(3)	Good Reason(4)	Change of Control(5)	Change of Location(6)	Retirement(7)	Early Retirement(8)	Other Employee Termination(9)
Accrued but unpaid(10):
Base salary	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
Vacation	39,068	39,068	39,068	39,068	39,068	39,068	39,068	39,068	39,068
Sick leave(11)	17,455	17,455	–	17,455	17,455	17,455	17,455	17,455	–
Recuperation pay(12)	188	188	188	188	188	188	188	188	188
Benefits:
Manager’s insurance(13)	792	792	792	792	792	792	792	792	792
Continuing education fund(14)	1,335	1,335	1,335	1,335	1,335	1,335	1,335	1,335	1,335
Tax gross-up on automobile	1,912	1,912	–	1,912	1,912	1,912	1,912	1,912	–
Contractual severance	330,000	330,000	–	330,000	660,000	330,000	330,000	330,000	–
Statutory severance(15)	16,198	16,198	–	16,198	16,198	16,198	16,198	16,198	–
Benefits:
Manager’s insurance(13)	9,498	9,498	–	9,498	9,498	9,498	9,498	9,498	–
Vacation	5,455	5,455	–	5,455	5,455	5,455	5,455	5,455	–
Continuing education fund(14)	16,020	16,020	–	16,020	16,020	16,020	16,020	16,020	–
Automobile(16)	10,128	10,128	–	10,128	10,128	10,128	10,128	10,128	–
Tax gross-up(16)	12,440	12,440	–	12,440	12,440	12,440	12,440	12,440	–
TOTAL:	$465,489	$465,489	$46,383	$465,489	$795,489	$465,489	$465,489	$465,489	$46,383

(1)
“Non-renewal” is defined in Mr. Esses’s employment agreement as a decision, made with written notice of at least 90 days in advance of the effective date of such decision, by either us or Mr. Esses not to renew Mr. Esses’s employment for an additional two-year term. Pursuant to the terms of Mr. Esses’s employment agreement, in the absence of such notice, Mr. Esses’s employment agreement automatically renews.

(2)
“Disability” is defined in Mr. Esses’s employment agreement as a physical or mental infirmity which impairs the Mr. Esses’s ability to substantially perform his duties and which continues for a period of at least 180 consecutive days.

(3)
“Cause” is defined in Mr. Esses’s employment agreement as (i) conviction for fraud, crimes of moral turpitude or other conduct which reflects on us in a material and adverse manner; (ii) a willful failure to carry out a material directive of our Chief Executive Officer, provided that such directive concerned matters within the scope of Mr. Esses’s duties, would not give Mr. Esses “Good Reason” to terminate his agreement (see footnote 4 below) and was capable of being reasonably and lawfully performed; (iii) conviction in a court of competent jurisdiction for embezzlement of our funds; and (iv) reckless or willful misconduct that is materially harmful to us.

(4)
“Good Reason” is defined in Mr. Esses’s employment agreement as (i) a change in (a) Mr. Esses’s status, title, position or responsibilities which, in Mr. Esses’s reasonable judgment, represents a reduction or demotion in his status, title, position or responsibilities as in effect immediately prior thereto, or (b) in the primary location from which Mr. Esses shall have conducted his business activities during the 60 days prior to such change; or (ii) a reduction in Mr. Esses’s base salary; (iii) the failure by us to continue in effect any material compensation or benefit plan in which Mr. Esses is participating; (iv) the insolvency or the filing (by any party, including us) of a petition for the winding-up of us; (v) any material breach by us of any provision of Mr. Esses’s employment agreement; and (vi) any purported termination of Mr. Esses’s employment for cause by us which does not comply with the terms of Mr. Esses’s employment agreement.

(5)
“Change of Control” is defined in Mr. Esses’s employment agreement as (i) the acquisition (other than from us in any public offering or private placement of equity securities) by any person or entity of beneficial ownership of 30% or more of the combined voting power of our then-outstanding voting securities; or (ii) individuals who, as of January 1, 2000, were members of our Board of Directors (the “Original Board”), together with individuals approved by a vote of at least ⅔ of the individuals who were members of the Original Board and are then still members of our Board, cease for any reason to constitute at least ⅓ of our Board of us; or (iii) approval by our shareholders of a complete winding-up or an agreement for the sale or other disposition of all or substantially all of our assets.

(6)
“Change of location” is defined in Mr. Esses’s employment agreement as a change in the primary location from which Mr. Esses shall have conducted his business activities during the 60 days prior to such change.

(7)	“Retirement” is defined as Mr. Esses terminating his employment with us at age 65 or older on at least 150 days’ prior notice.
(8)	“Early Retirement” is defined as Mr. Esses terminating his employment with us at age 55 or older (up to age 65) on at least 150 days’ prior notice.
(9)
Any termination by Mr. Esses of his employment with us that does not fit into any of the prior categories, including but not limited to Mr. Esses terminating his employment with us, with or without notice, other than at the end of an employment term or renewal thereof, in circumstances that do not fit into any of the prior categories.

(10)
Does not include a total of $12,800 in accrued but unpaid consulting fees due at December 29, 2006 to Sampen Corporation, a New York corporation owned by members of Steven Esses’s immediate family, from which Mr. Esses receives a salary. See “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

(11)	Limited to an aggregate of 30 days.

(12)	Pursuant to Israeli law and our customary practice, we pay Mr. Esses in July of each year the equivalent of six days’ “recuperation pay” at the statutory rate of NIS 318 (approximately $75) per day.
(13)
Payments to managers’ insurance, a benefit customarily given to senior executives in Israel, come to a total of 15.83% of base salary, consisting of 8.33% for payments to a fund to secure payment of statutory severance obligations, 5% for pension and 2.5% for disability. The managers’ insurance funds reflected in the table do not include the 8.33% payments to a fund to secure payment of statutory severance obligations with respect to amounts paid prior to December 29, 2006, which funds are reflected in the table under the “Statutory severance” heading.

(14)
Pursuant to Israeli law, we must contribute an amount equal to 7.5% of Mr. Esses’s base salary to a continuing education fund, up to the permissible tax-exempt salary ceiling according to the income tax regulations in effect from time to time. At December 29, 2006, the ceiling then in effect was NIS 15,712 (approximately $3,720). In Mr. Esses’s case, we have customarily contributed to his continuing education fund in excess of the tax-exempt ceiling, and then reimbursed Mr. Esses for the tax. The sums in the table reflect this additional contribution and the resultant tax reimbursement.

(15)	Under Israeli law, employees terminated other than for cause receive severance in the amount of one month’s base salary for each year of work, at their salary rate at the date of termination.
(16)
Under the terms of Mr. Esses’s employment agreement, we must under certain circumstances provide him with the use of the company car that he was driving at the time of termination for a period of time after termination and pay the tax on the benefit thereon. The taxable value of this use is reflected in the table.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our board of directors for the 2006 fiscal year consisted of Dr. Jay M. Eastman, Jack E. Rosenfeld and Edward J. Borey. None of the members has served as our officers or employees. During 2006, none of our executive officers of members of our Compensation Committee was a director or compensation committee member of any other business or entity that has an executive officer who sits on our Board of Directors or Compensation Committee.

Performance Graph

The following graph compares the yearly percentage change in our cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Market Index (Broad Market Index) and a self-constructed peer group index (the “Peer Group Index”) over the past five years, from December 31, 2001 through December 31, 2006.

The cumulative total stockholder return is based on $100 invested in our common stock and in the respective indices on December 31, 2001. The stock prices on the performance graph are not necessarily indicative of future price performance.

CUMULATIVE TOTAL RETURN THROUGH DECEMBER 31, 2006 AMONG
AROTECH CORPORATION,NASDAQ MARKET INDEX,
AND PEER GROUP INDEX

	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05	12/31/06
AROTECH	100.00	38.55	109.64	22.68	5.18	3.05
PEER GROUP(1)	100.00	102.23	90.96	203.16	123.06	131.52
BROAD MARKET	100.00	68.47	102.72	111.54	103.07	123.84

(1)
The Peer Group Index is comprised of the following companies: Bio-Key International, Inc., Command Security Corporation, Firearms Training Systems, Inc., Guardian International, Inc. and ICTS International N.V. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) consists of three non-employee directors, Prof. Seymour Jones, Lawrence M. Miller, and Jack E. Rosenfeld, each of whom has been determined to be independent as defined by the Nasdaq rules and SEC regulations. The Audit Committee operates under a written charter adopted by the Board of Directors.

Management is responsible for Arotech’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Arotech’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Arotech’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

Arotech’s independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the independent accountants that firm’s independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

Based on the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Arotech’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee

Prof. Seymour Jones
Lawrence M. Miller
Jack E. Rosenfeld

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

Effective as of June 20, 2006, BDO Seidman, LLP (“BDO”) replaced Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm. This change was reported in a Current Report on Form 8-K filed on June 26, 2006. There have been no dis-

agreements with accountants on any matter of accounting principles or financial disclosure required to be reported under the rules of the SEC.

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by BDO is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

➢
Audit Fees. Audit fees billed or expected to be billed to us by BDO for the audit of the financial statements included in our Annual Report on Form 10-K, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q, for the years ended December 31, 2006 and 2005 totaled approximately $456,000 and $0, respectively.

➢
Audit-Related Fees.  BDO billed us $15,000 and $0 for the fiscal years ended December 31, 2006 and 2005, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

➢	Tax Fees. BDO billed us $9,000 and $0 for the fiscal years ended December 31, 2006 and 2005, respectively, for tax services.

➢
All Other Fees. The Audit Committee of the Board of Directors has considered whether the provision of the Audit-Related Fees, Tax Fees and all other fees are compatible with maintaining the independence of our principal accountant.

Applicable law and regulations provide an exemption that permits certain services to be provided by our outside auditors even if they are not pre-approved. We have not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the ownership of our common stock, as of August 17, 2007, of those persons owning of record or known by us to own beneficially more than 5% of our common stock and of each of our Named Executive Officers and directors, and the shares of common stock held by all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)(3)		Percentage of Total Shares Outstanding(3)
Robert S. Ehrlich	529,466	(4)	4.1%
Steven Esses	245,713	(5)	1.9%
Thomas J. Paup	88,571	(6)	*
Dr. Jay M. Eastman	8,571	(7)	*
Jack E. Rosenfeld	8,713	(8)	*
Lawrence M. Miller	32,693	(9)	*
Edward J. Borey	6,142	(10)	*
Prof. Seymour Jones	1,190	(11)	*
All of our directors and executive officers as a group (8 persons)	921,060	(12)	7.5%

*	Less than one percent.

(1)	The address of each named beneficial owner is in care of Arotech Corporation, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108.
(2)
Unless otherwise indicated in these footnotes, each of the persons or entities named in the table has sole voting and sole investment power with respect to all shares shown as beneficially owned by that person, subject to applicable community property laws.

(3)
Based on 12,913,701 shares of common stock outstanding as of August 17, 2007. For purposes of determining beneficial ownership of our common stock, owners of options exercisable within sixty days are considered to be the beneficial owners of the shares of common stock for which such securities are exercisable. The percentage ownership of the outstanding common stock reported herein is based on the assumption (expressly required by the applicable rules of the Securities and Exchange Commission) that only the person whose ownership is being reported has exercised his options for shares of common stock.

(4)
Consists of 44,154 shares held directly by Mr. Ehrlich, 320,000 shares of unvested restricted stock (in which shares Mr. Ehrlich disclaims beneficial ownership), 3,571 shares held by Mr. Ehrlich’s wife (in which shares Mr. Ehrlich disclaims beneficial ownership), 11,527 shares held in Mr. Ehrlich’s pension plan, 214 shares held by children sharing the same household (in which shares Mr. Ehrlich disclaims beneficial ownership), and 150,000 shares issuable upon exercise of options exercisable within 60 days of August 17, 2007.

(5)
Consists of 11,785 shares held directly by Mr. Esses, 160,000 shares of unvested restricted stock (in which shares Mr. Esses disclaims beneficial ownership), and 73,928 shares issuable upon exercise of options exercisable within 60 days of August 17, 2007.

(6)
Consists of 85,000 shares of unvested restricted stock (in which shares Mr. Paup disclaims beneficial ownership) and 3,571 shares issuable upon exercise of options exercisable within 60 days of August 17, 2007.

(7)	Consists of 8,571 shares issuable upon exercise of options exercisable within 60 days of August 17, 2007.
(8)	Consists of 142 shares owned directly by Mr. Rosenfeld and 8,571 shares issuable upon exercise of options exercisable within 60 days of August 17, 2007.
(9)
Consists of 23,271 shares held by Mr. Miller as trustee of the Rose Gross Charitable Foundation, in which shares Mr. Miller disclaims beneficial ownership, 851 shares held directly by Mr. Miller, and 8,571 shares issuable upon exercise of options exercisable within 60 days of August 17, 2007.

(10)	Consists of 1,142 shares owned directly by Mr. Borey and 5,000 shares issuable upon exercise of options exercisable within 60 days of August 17, 2007.
(11)	Consists of 1,190 shares issuable upon exercise of options exercisable within 60 days of August 17, 2007.
(12)	Includes 259,402 shares issuable upon exercise of options exercisable within 60 days of August 17, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, certain of our officers and any persons beneficially owning more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to report any failure to file by these dates during 2006. Based solely on our review of such reports furnished to us, we are not aware of any instances during 2006, not previously disclosed by us, where such “reporting persons” failed to file the required reports on or before the specified dates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Officer Loans

On December 3, 1999, Robert S. Ehrlich purchased 8,928 shares of our common stock out of our treasury at the closing price of the common stock on December 2, 1999. Payment was rendered by Mr. Ehrlich in the form of non-recourse promissory notes due in 2009 in the amount of $167,975, bearing simple annual interest at a rate of 2%, secured by the shares of common stock purchased and other shares of common stock previously held by him. As of December 31, 2006, the aggregate amount outstanding pursuant to this promissory note was $201,570.

On February 9, 2000, Mr. Ehrlich exercised 9,404 stock options. Mr. Ehrlich paid the exercise price of the stock options and certain taxes that we paid on his behalf by giving us a non-recourse promis-

sory note due in 2025 in the amount of $789,991, bearing annual interest (i) as to $329,163, at 1% over the then-current federal funds rate announced from time to time by the Wall Street Journal, and (ii) as to $460,828, at 4% over the then-current percentage increase in the Israeli consumer price index between the date of the loan and the date of the annual interest calculation, secured by the shares of our common stock acquired through the exercise of the options and certain compensation due to Mr. Ehrlich upon termination. As of December 31, 2006, the aggregate amount outstanding pursuant to this promissory note was $766,027.

On June 10, 2002, Mr. Ehrlich exercised 3,571 stock options. Mr. Ehrlich paid the exercise price of the stock options by giving us a non-recourse promissory note due in 2012 in the amount of $36,500, bearing simple annual interest at a rate equal to the lesser of (i) 5.75%, and (ii) 1% over the then-current federal funds rate announced from time to time, secured by the shares of our common stock acquired through the exercise of the options. As of December 31, 2006, the aggregate amount outstanding pursuant to this promissory note was $42,818.

Consulting Agreement with Sampen Corporation

We have a consulting agreement with Sampen Corporation that we executed in March 2005, effective as of January 1, 2005. Sampen is a New York corporation owned by members of Steven Esses’s immediate family, and Mr. Esses is an employee of both the Company and of Sampen. The term of this consulting agreement as extended expires on December 31, 2008, and is extended automatically for additional terms of two years each unless either Sampen or we terminate the agreement sooner.

Pursuant to the terms of our agreement with Sampen, Sampen provides one of its employees to us for such employee to serve as our Chief Operating Officer. We pay Sampen $12,800 per month, plus an annual bonus, on a sliding scale, in an amount equal to a minimum of 20% of Sampen’s annual base compensation then in effect, up to a maximum of 75% of its annual base compensation then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year. We also pay Sampen, to cover the cost of our use of Sampen’s offices as an ancillary New York office and the attendant expenses and insurance costs, an amount equal to 16% of each monthly payment of base compensation.

STOCKHOLDER COMMUNICATIONS AND PROPOSALS

Stockholder Communications with the Board of Directors

The Board has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board at <directors@arotech.com>. Non-management directors may be contacted as a group at <nonmanagement-directors@arotech.com>. Any Board committee or any chair of any such committee may be contacted as follows: <audit-chair@arotech.com>, <compensation-chair@arotech.com>, or <nominating-chair@arotech.com>. If you cannot send an electronic message, you may contact Board members by mail at: Arotech Board Members, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108.

The Arotech Corporation Investor Relations Department is responsible for forwarding all such communications to the Board of Directors, and where appropriate, to management. Communications are screened to exclude certain items that are unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings, product complaints, product inquiries, new product suggestions, job inquiries, surveys, business solicitations or advertisements, and material that is unduly hostile, threatening, illegal or similarly unsuitable. Communications that are filtered out are made available to any director upon request. The Board may involve management in preparing its responses to stockholder communications.

Stockholder Proposals

Pursuant to the rules of the Securities and Exchange Commission, stockholder proposals made in accordance with Rule 14a-8 under the Exchange Act intended to be included in our proxy material for the next annual meeting must be received by us on or before April 22, 2008. Any proposals must be received at our principal executive offices, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, Attention: Corporate Secretary by the applicable date.

Stockholder proposals submitted outside the processes of Rule 14a-8 must be received by our Corporate Secretary in a timely fashion. To be timely, such notice and information regarding the proposal and the stockholder must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, not less than 45 days nor more than 60 days prior to the annual meeting; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 7th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the Securities and Exchange Commission may be obtained without charge by writing to Stockholder Relations, Arotech Corporation, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on August 17, 2007. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2006 and certain other related financial and business information are contained in our 2006 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

OTHER MATTERS

We are not aware of any other matter that may come before the annual meeting of stockholders and we do not currently intend to present any such other matter. However, if any such other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

By Order of the Board of Directors,
Yaakov Har-Oz
Senior Vice President, General Counsel and Secretary

Ann Arbor, Michigan
August 27, 2007

Annex A

AROTECH CORPORATION

2007 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

1.           Purposes of the Plan. The purposes of this Arotech Corporation 2007 Non-Employee Director Equity Compensation Plan are to attract qualified individuals for positions of responsibility as outside directors of the Company, and to provide incentives for qualified individuals to remain on the Board as outside directors.

2.           Definitions.  As used herein, the following definitions shall apply:

“Annual Meeting” means the annual meeting of shareholders of the Company.

“Applicable Laws” means the requirements relating to the administration of equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Restricted Shares are, or will be, granted under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company public disgrace or disrepute, or materially and adversely affects the Company’s operations or financial performance or the relationship the Company has with its customers, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; (iv) a material breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights, or (v) after a written warning and a ten (10) day opportunity to cure non-performance, failure to perform his or her duties as a Director as prescribed by the laws of the State of Delaware.

 “Change in Control” means the occurrence of any of the following events with respect to the Company:

(A) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger own more than fifty percent (50%) of the outstanding common stock of the surviving corporation immediately after the merger; or

(B)           the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a subsidiary or affiliate; or

(C)           any action pursuant to which any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of directors of the Company (“Voting Securities”) representing more than fifty (50%) percent of the combined voting power of the Company’s then outstanding Voting Securities (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities); or

(D)           the individuals (x) who, as of the Effective Date, constitute the Board (the “Original Directors”) and (y) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of a majority of the Original Directors then still in office (such Directors being called “Additional Original Directors”) and (z) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of a majority of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board; or

(E)           the dissolution or liquidation of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee designated by the Board and consisting solely of members of the Board who are not Outside Directors.

“Common Stock” means the common stock, par value $.01 per share, of the Company.

“Company” means Arotech Corporation, a Delaware corporation.

“Director” means a member of the Board.

“Disability” means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

“Effective Date” means the date on which this Plan is approved by stockholders of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, the fair market value of a share of Common Stock shall be the closing sales price of a share of Common Stock as quoted on such exchange or system for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) if neither clause (i) above nor clause (ii) above applies, the fair market value of a share of a share of Common Stock shall be determined in good faith by the Committee based on the reasonable application of a reasonable valuation method.

“Outside Director” means any Director who, on the date such person is to receive a grant of Restricted Shares hereunder is not an employee of the Company or any of the Company’s subsidiaries.

“Participant” shall mean any Outside Director who holds a Restricted Stock Award granted or issued pursuant to the Plan.

“Plan” means this Arotech Corporation 2007 Non-Employee Director Equity Compensation Plan.

“Restricted Stock Award” means a grant of Restricted Shares pursuant to Section 7 of the Plan.

“Restricted Stock Agreement” means an agreement, approved by the Committee, evidencing the terms and conditions of a Restricted Stock Award.

“Restricted Shares” means Shares subject to a Restricted Stock Award.

“Share” means a share of Common Stock, as adjusted in accordance with Section 9 of the Plan.

3.           Stock Subject to the Plan.  Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares that may be issued as Restricted Shares under the Plan is seven hundred fifty thousand (750,000) Shares.  The Shares may be authorized, but unissued, or reacquired Common Stock.  Restricted Shares that have been transferred back to the Company shall be available for future grants of Restricted Shares under the Plan.

4.           Administration of the Plan.

(a)           Administration.  The Plan shall be administered by the Committee.  The Committee shall have the authority, in its discretion:

(i)           to determine the Fair Market Value of Common Stock;

(ii)          to approve forms of agreement for use under the Plan;

(iii)        to determine the number of Shares that may be issued as Restricted Shares and the terms and conditions of such Restricted Shares;

(iv)        to construe and interpret the terms of the Plan;

(v)         to prescribe, amend and rescind rules and regulations relating to the Plan;

(vi)        to allow Participants to satisfy withholding tax obligations by having the Company withhold from the shares of Common Stock to be issued upon vesting of Restricted Shares that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at the minimum statutory withholding level.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All determinations to have Shares withheld for this purpose shall be made by the Committee in its discretion;

(vii)       to authorize any person to execute on behalf of the Company any instrument required to effect the grant of a Restricted Stock Award granted by the Committee; and

(viii)      to make all other determinations deemed necessary or advisable for administering the Plan.

(b)           Effect of Committee’s Decision.  The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and anyone else who may claim an interest in Restricted Shares.

5.           Eligibility.   The only persons who shall be eligible to receive Restricted Stock Awards under the Plan shall be persons who, on the date such Awards are granted, are Outside Directors.

6.           Term of the Plan.  No Restricted Stock Award may be granted under the Plan more than ten (10) years after the Effective Date.

7.           Grants of Restricted Stock Awards.

(a)           Initial Grant.  Each individual who first becomes an Outside Director on or after the date of the approval of this Plan by the stockholders of the Company shall, upon first qualifying as an Outside Director, automatically be granted a number of Restricted Shares, on the terms and conditions set forth in Section 8 below, having a Fair Market Value on the date of grant (determined without regard to the restrictions applicable thereto) equal to twenty-five thousand dollars ($25,000); provided, however, that grants of Restricted Shares under this Plan shall not be made until a Form S-8 registration statement in respect of the Shares is filed with, and declared effective by, the Securities and Exchange Commission.

(b)           Annual Grant.  On March 31 of each year, beginning with March 31, 2008, or the next following business day if March 31 is not a business day, each Outside Director shall automatically be granted a number of Restricted Shares, on the terms and conditions set forth in Section 8 below, having a Fair Market Value on the date of grant (determined without regard to the restrictions applicable thereto) equal to fifteen thousand dollars ($15,000); provided, however, that grants of Restricted Shares under this Plan shall not be made until a Form S-8 registration statement in respect of the Shares is filed with, and declared effective by, the Securities and Exchange Commission.

(c)           Special Grant in Respect of 2007.  On the date which is two business days after the date that a Form S-8 registration statement in respect of the Shares is filed with, and declared effective by, the Securities and Exchange Commission, each Outside Director who was serving as an Outside Director on the day prior to the date of the approval of this Plan by the stockholders of the Company shall automatically be granted a number of Restricted Shares, on the terms and conditions set forth in Section 8 below, having a Fair Market Value on the date of grant (determined without regard to the restrictions applicable thereto) equal to fifteen thousand dollars ($15,000).

8.           Terms of Restricted Stock Awards.  Except as provided herein, Restricted Shares shall be subject to restrictions (“Restrictions”) prohibiting such Restricted Shares from being sold, transferred, assigned, pledged or otherwise encumbered or disposed of .  The Restrictions with respect to each award of Restricted Shares shall lapse as to one-third of such Restricted Shares on each one-year anniversary date of the grant of such award; provided, however, that the Restrictions with respect to such Restricted Shares shall lapse immediately in the event that (i) the Participant is removed from service as a Director (other than for Cause) before his or her term has expired (and does not continue as, or become, an employee of the Company or a subsidiary of the Company), (ii) the Participant is nominated for a new term as an Outside Director but is not elected by stockholders of the Company, or (iii) the Participant ceases to be a member of the Board due to death, disability or mandatory retirement (if any). Notwithstanding the foregoing, the Restrictions with respect to all of a Participant's Restricted Shares shall lapse immediately prior to a Change in Control provided that the Participant is a member of the Board immediately prior to such Change in Control.

The Company shall issue, in the name of each Participant to whom Restricted Shares have been granted, stock certificates representing the total number of Restricted Shares granted to such Participant as soon as reasonably practicable after the grant.  However, the Company shall hold such certificates, properly endorsed for transfer, for the Participant’s benefit until such time as the Restriction Period applicable to such Restricted Shares lapses.  Upon the expiration or termination of the Restricted Period, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Participant or his or her beneficiary or estate, as the case may be.  In the event that a Participant ceases to be a member of the Board before the applicable Restriction Period has expired or under circumstances in which the Restriction Period does not otherwise lapse, the Restricted Shares granted to such Participant shall thereupon be forfeited and transferred back to the Company.

During the Restriction Period, a Participant shall have the right to vote his or her Restricted Shares and shall have the right to receive any cash dividends with respect to such Restricted Shares.  All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the same restrictions as are applicable to the Restricted Shares to which such distributions relate.

9.           Adjustments Upon Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Restricted Stock Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Restricted Stock Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Restricted Stock Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Restricted Stock Award.

10.           Grant Agreement.  Each grant of a Restricted Stock Award under the Plan will be evidenced by a document in such form as the Committee may from time to time approve.  Such document will contain such provisions as the Committee may in its discretion deem advisable, provided that such provisions are not inconsistent with any of the provisions of the Plan.

11.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)           Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)           Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Restricted Shares granted under the Plan prior to the date of such termination.

12.           Conditions Upon Issuance of Shares.

(a)           Legal Compliance.  Shares shall not be issued pursuant to a Restricted Stock Award unless the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations.  As a condition to the issuance of Restricted Shares, the Company may require the Participant to represent and warrant at the time of any such issuance that the

Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.  Not in limitation of any of the foregoing, in any such case referred to in the preceding sentence the Committee may also require the Participant to execute and deliver documents containing such representations (including the investment representations described in this Section 12(b) of the Plan), warranties and agreements as the Committee or counsel to the Company shall deem necessary or advisable to comply with any exemption from registration under the Securities Act of 1933, as amended, any applicable State securities laws, and any other applicable law, regulation or rule.

(c)           Additional Conditions.  The Committee shall have the authority to condition the grant of any Restricted Shares in such other manner that the Committee determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan.

13.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.           Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

15.           Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company.  Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

16.           Withholding; Notice of Sale.  Each Participant shall, no later than the date as of which the value of a Restricted Stock Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income.  The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.  The Company’s obligation to deliver stock certificates to any Participant is subject to and conditioned on any such tax obligations being satisfied by the Participant.  Subject to approval by the Committee, a Participant may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any Restricted Stock Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

17.           Governing Law.  This Plan shall be governed by the laws of the State of Delaware.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

AROTECH CORPORATION

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 15, 2007

The undersigned, having received the Notice of the Annual Meeting of Stockholders and the Proxy Statement on behalf of the Board of Directors of Arotech Corporation (the "Company"), hereby appoint(s) Robert S. Ehrlich and Yaakov Har-Oz, and each of them, proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of the Company to be held on Monday, October 15, 2007 at 10:00 a.m. local time at the offices of Lowenstein Sandler P.C., 1251 Avenue of the Americas, 18th Floor, New York, New York, and all postponements and adjournments thereof (the "Meeting"), and there to vote all shares of common stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may come before the Meeting, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in this Proxy.

This Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the proxies intend to vote FOR the nominees and FOR the other proposal set forth herein and described in the Board of Directors' Proxy Statement. If any of the nominees is not available to serve, this Proxy may be voted for a substitute. This Proxy delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this Proxy. The undersigned hereby revokes any other proxy previously granted to vote the same shares of stock for said Meeting.

SEE REVERSE SIDE. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign on the reverse side. You need not mark any boxes.

PLEASE SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes: ______________________________

____

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

AROTECH CORPORATION
INVESTOR RELATIONS
1229 OAK VALLEY DRIVE
ANN ARBOR, MI 48108

BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

2 OF 18 24 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Arotech Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Arotech Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.00000

0000 0000 0000

PAGE 2 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ AROTC1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AROTECH CORPORATION

02 0000000000 214853466834

Vote On Directors

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. To expand the size of the Board of Directors to nine; to fix the number of Class III directors at three and to elect three Class III directors for a three-year term ending in 2010 and continuing until their successors are duly elected and qualified; and to fix the number of Class III directors at three and to elect one additional Class I director for a two-year term ending in 2009 and continuing until his successor is duly elected and qualified:	☐	☐	☐	________

NOMINEES:
01) Robert S. Ehrlich (Class III) 03) Elliot Sloyer (Class III)
02) Edward J. Borey (Class III) 04) Michael E. Marrus (Class I)

Vote On Proposal

	For	Against	Abstain
2. To approve and adopt the 2007 Non-Employee Director Equity Compensation Plan	☐	☐	☐

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Arotech Corporation dated August 27, 2007 and of Arotech Corporation's Annual Report for the fiscal year ended December 31, 2006.

Note: Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If you are signing for a corporation, please sign in the full corporate name by President or other authorized officer. If you are signing for a partnership, please sign in the partnership name by authorized person.

For address changes, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

Signature [PLEASE SIGN WITHIN BOX] Date P51716 Signature (Joint Owners) Date

123,456,789,012
042682203
24